Exhibit 10.3

OFFICE LEASE

THIS OFFICE LEASE (the “Lease”) is made and entered into as of the Date of this Lease, by and between Landlord and Tenant. “Date of this Lease” shall mean the date on which the last one of the Landlord and Tenant has signed this Lease.

W I T N E S S E T H:

Subject to and on the terms and conditions of this Lease, Landlord leases to Tenant and Tenant hires from Landlord the Premises.

1.BASIC LEASE INFORMATION AND DEFINED TERMS. The key business terms of this Lease and the defined terms used in this Lease are as follows:

1.1Landlord. EIP UP, LLC, a Delaware limited liability company authorized to transact business in Florida.

1.2Tenant. PASSUR AEROSPACE, INC., a New York corporation.

1.3Building. The building containing the Premises located at 3452 Lake Lynda Drive, Orlando, Florida 32817, and known as Building 100, and the real property upon which the Building is located. The Building is located within the Project.

1.4Project. The office park known as University Park and consisting of the land, buildings, and other improvements located at 11301 Corporate Boulevard, 11315 Corporate Boulevard, 3452 Lake Lynda Drive, 3504 Lake Lynda Drive, and 3505 Lake Lynda Drive, Orlando, Orange County, Florida.

1.5Premises. Suite No. 190 on the first floor of the Building. The Premises are depicted in the sketch attached as EXHIBIT “A”. Landlord reserves the right to install, maintain, use, repair, and replace pipes, ducts, conduits, risers, chases, wires, and structural elements leading through the Premises in locations that will not materially interfere with Tenant’s use of the Premises.

1.6Rentable Area of the Premises. 1,793 square feet. This square footage figure includes an add- on factor for Common Areas in the Building and has been agreed upon by the parties as final and correct and is not subject to challenge or dispute by either party.

1.7Permitted Use of the Premises. General office purposes only (see the Use article).

1.8Commencement Date. September 1, 2021.

1.9Lease Term. A term commencing on the Commencement Date and continuing for 64 full calendar months (plus any partial calendar month in which the Commencement Date falls) after the Commencement Date to expire on December 31, 2026, as extended or sooner terminated under the terms of this Lease. If the Commencement Date falls on a day other than the first day of a month, then for purposes of calculating the length of the Lease Term, the first month of the Lease Term shall be the month immediately following the month in which the Commencement Date occurs. Tenant shall pay prorated Rent calculated on a per diem basis for the partial month in which the Commencement Date occurs.

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1.10Base Rent. The following amounts:

PERIOD	ANNUAL RATE/RSF	MONTHLY BASE RENT

September 1, 2021 – August 31, 2022 (See Note below)	$28.50	$4,258.38
September 1, 2022 – August 31, 2023	$29.36	$4,386.87
September 1, 2023 – August 31, 2024	$30.24	$4,518.36
September 1, 2024 – August 31, 2025	$31.15	$4,654.33
September 1, 2025 – August 31, 2026	$32.08	$4,793.29
September 1, 2026 – December 31, 2026	$33.04	$4,936.73

Note: Provided that no default by Tenant exists under the Lease beyond any applicable notice and cure period, the Base Rent due for the months of September 2021, October 2021, November 2021, and December 2021 shall be abated. If, at any time, Tenant commits a default under the Lease, then the full amount of such abated Base Rent shall immediately become due and payable to Landlord as additional rent under the Lease. If Tenant fails to timely pay to Landlord such abated Base Rent, Landlord shall be entitled to all rights and remedies available to Landlord under the Lease and at law and in equity. Tenant’s payment of such abated Base Rent pursuant to this paragraph shall not, in any way, limit the rights and remedies available to Landlord under the Lease and at law and in equity as to an event of default under the Lease.

Base Rent amounts shown above do not include applicable sales tax, which shall be paid by Tenant together with payments of Base Rent as set forth in the Rent article.

1.11Allocated Share. 1.96%. This share is a stipulated percentage, agreed upon by the parties, and constitutes a material part of the economic basis of this Lease and the consideration to Landlord in entering into this Lease. Landlord may readjust the Allocated Share from time to time based on changes in the rentable area of the Building.

1.12Security Deposit. $10,465.87, to be paid to Landlord upon execution of this Lease by Tenant.

1.13Prepaid Rent. $4,513.88 (Base Rent and sales tax for the first month of the Lease Term for which rent is due and not credited), to be paid to Landlord upon execution of this Lease by Tenant.

1.14Tenant’s Notice Address. All notices to Tenant under this Lease should be sent to:

Passur Aerospace, Inc.

3452 Lake Lynda Drive, Suite 190

Orlando, Florida 32817

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1.15Landlord’s Notice Address.

EIP UP, LLC

c/o IP Capital Partners, LLC

225 NE Mizner Boulevard, Suite 400

Boca Raton, Florida 33432

Attn: Jason Isaacson

With a copy to:

EIP UP, LLC

c/o Cushman & Wakefield U.S. Inc.

4010 Boy Scout Boulevard, Suite 160

Tampa, Florida 33607

1.16Landlord’s Address for Payments:

EIP UP, LLC

c/o Cushman & Wakefield U.S. Inc.

721 Emerson Road, Suite 300

St. Louis, Missouri 63141

1.17Landlord’s Broker. Jones Lang LaSalle.

1.18Tenant’s Broker. Cresa Orlando.

1.19Intentionally Deleted.

1.20Parking Spaces. 4 unreserved parking spaces per 1,000 rentable square feet of the Premises. (see Parking Article)

1.21Additional Definitions.

1.21.1Business Days. All days other than Saturdays, Sundays, or Legal

Holidays.

1.21.2Landlord Parties. Landlord and Landlord’s directors, officers, partners, members, managers, employees, agents, affiliates, subsidiaries, mortgagee, managing agent, contractors, successors, and assigns.

1.21.3Legal Holidays. New Year’s Day, Memorial Day, Fourth of July, Labor Day, Thanksgiving Day, and Christmas Day.

1.21.4Parties. The Landlord Parties or Tenant Parties, or both, as the context so permits.

1.21.5Tenant Parties. Tenant and Tenant’s directors, officers, partners, members, managers, employees, agents, contractors, guests, and invitees.

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2.LEASE TERM.

2.1This Lease shall constitute a legally binding and enforceable agreement as of the Date of this Lease. Tenant shall have and hold the Premises for the Lease Term. The Lease Term shall commence on the Commencement Date. Landlord shall determine the Commencement Date as provided in the Basic Lease Information and Defined Terms article of this Lease, and shall notify Tenant of the date so determined. Tenant shall, if Landlord so requests, thereafter execute and return within ten days a letter confirming the Commencement Date and the expiration date of this Lease.

2.2Early Access. Tenant shall have the right to enter the Premises commencing on August 15, 2021 for the purpose of installing fixtures, furniture, and equipment provided that (a) such entry will not delay or hamper the completion of the Tenant Improvements, (b) Tenant and its vendors and contractors have obtained all governmentally required permits separate from any permits obtained by Landlord as to work to be performed by Landlord, if any, (c) Landlord may revoke or restrict Tenant’s or its contractors’ early access to the Premises if such access interferes with, hampers, or prevents completion of the Tenant Improvements at the earliest possible date, (d) Tenant’s access to the Premises shall be subject to all of the terms and provisions of this Lease, except as to the payment of Rent, (e) any entry by Tenant in the Premises prior to the Commencement Date shall be at Tenant’s sole risk and subject to Tenant coordination with Landlord’s project or property manager, (f) all work by Tenant’s contractors is subject to the administrative supervision of Landlord and its contractor, and (g) Tenant has delivered all required certificates of insurance to Landlord. Landlord assumes no responsibility or liability for injury to persons or damage to property caused by the Tenant’s exercise of the rights and privileges granted in this article, and Tenant shall indemnify, defend, and hold Landlord harmless from and against any loss, cost, damage, liability, or expense suffered or incurred by Landlord as a result thereof. Tenant shall adopt a schedule for its work in conformance with Landlord’s schedule for the Tenant Improvements and shall conduct its work in such a manner as to maintain harmonious labor relations.

3.PREMISES; USE. Tenant accepts the Premises, Building and Common Areas in their “as is” “where is” “with all faults” condition and Landlord shall not be required to make any improvements to the Premises, Building or Common Areas, or provide any improvement allowances or payments to Tenant for Tenant’s occupancy, except as specifically required, if at all, on EXHIBIT “C” (the “Work Letter”). Tenant shall continuously use and occupy the Premises only for the Permitted Use of the Premises to the extent not prohibited by the Rules and Regulations. Tenant shall not use or permit or suffer the use of the Premises for any other business or purpose. Tenant shall conform to the Rules and Regulations. “Rules and Regulations” shall mean the rules and regulations for the Building promulgated by Landlord from time to time. The Rules and Regulations which apply as of the Date of this Lease are attached as EXHIBIT “B”.

4.RENT. Tenant shall pay Rent to Landlord in lawful United States currency. All Base Rent and additional rent for Overhead Rent shall be payable in monthly installments, in advance, beginning on the Commencement Date, and continuing on the first day of each and every calendar month thereafter during the Lease Term. Unless otherwise expressly provided, all monetary obligations of Tenant to Landlord under this Lease, of any type or nature, other than Base Rent, shall be denominated as additional rent. Except as otherwise provided, all additional rent payments (other than Overhead Rent payments which are due together with Base Rent) are due ten days after delivery of an invoice. Tenant shall pay monthly to Landlord any sales, use, or other tax (excluding state and federal income tax) now or hereafter imposed on any Rent due under this Lease. Such tax payments on monthly payments of Rent shall be paid by Tenant concurrently with such payments and all other sales tax or other tax payments due in connection with this Lease shall be payable by Tenant upon demand by Landlord. Tenant shall indemnify, defend and hold Landlord harmless from and against any fines, penalties, damages, losses, claims and expenses arising out of any failure of Tenant to pay any applicable taxes assessed in connection with this Lease (excluding Federal or State income taxes), which obligation shall survive the expiration or termination of this Lease. The term “Rent” when used in this Lease includes Base Rent, Overhead Rent, and all forms of additional rent. All Rent shall be paid to Landlord without demand, setoff, or deduction whatsoever, except as specifically provided in this Lease, at Landlord’s Address for Payments, or at such other place as Landlord designates in writing to Tenant. Tenant’s obligations to pay Rent are covenants independent of the Landlord’s obligations under this Lease.

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5.OVERHEAD RENT.

5.1General. Tenant shall pay to Landlord its Allocated Share of Overhead Rent in accordance with the terms and provisions of this article and based on the following.

5.2Defined Terms. The following terms shall have the following definitions:

5.2.1“Base Year” shall mean calendar year 2021.

5.2.2“Comparative Year” shall mean each calendar year subsequent to the Base Year.

5.2.3“Real Estate Taxes” shall mean the total of all taxes, assessments, and other charges by any governmental or quasi-governmental authority that are assessed, levied, or in any manner imposed on the real property and any other buildings and improvements located on the property on which the Building is located, whether general, extraordinary, foreseen or unforeseen, including, all charges on the tax bills for the real property and any other buildings and improvements located on the property on which the Building is located, real and personal property taxes, special district taxes and assessments, franchise taxes, solid waste assessments, non-ad valorem assessments or charges, and all payments in lieu of taxes under applicable agreements. If a tax shall be levied against Landlord in substitution in whole or in part for, or in addition to, the Real Estate Taxes or otherwise as a result of the ownership of the Building, then the other tax shall be deemed to be included within the definition of “Real Estate Taxes”. “Real Estate Taxes” also includes all costs incurred by Landlord in contesting the amount of the assessment of the Building made for Real Estate Tax purposes, including attorneys’, consultants’, and appraisers’ fees.

5.2.4“Operating Costs” shall mean the total of all of the costs incurred by Landlord relating to the ownership, operation, and maintenance of the Building and the services provided tenants in the Building, other than Real Estate Taxes and Capital Costs. By way of explanation and clarification, but not by way of limitation, Operating Costs will include the costs and expenses incurred for the following: pest control; trash and garbage removal (including dumpster rental); porter and matron service (to the extent provided by Landlord); concierge services; security; the operation of any amenities (e.g., conference center and/or fitness center); Common Areas decorations; repairs, maintenance, and alteration of building systems; Common Areas, and other portions of the Project to be maintained by Landlord; amounts paid under easements or other recorded agreements affecting the Project, including assessments by property owners’ or condominium associations; repairs, maintenance, replacements, and improvements for the continued operation of the Project as a first-class project; improvements in security systems; landscaping, including fertilization and irrigation supply, Parking Area maintenance (including repaving, restriping, repair, and painting); valet service; property management fees; an on-site management office; all utilities serving the Building and not separately billed to or reimbursed by any tenant of the Building; cleaning, window washing, and janitorial services (to the extent provided by Landlord); all insurance customarily carried by owners of comparable buildings or required by any mortgagee of the Building (including the amount of any deductible paid by Landlord or deducted from any insurance proceeds paid to Landlord); supplies; service and maintenance contracts for the Building, including life-safety/fire system monitoring; wages, salaries, and benefits or similar expenses of management and operational personnel employed by or otherwise paid for by Landlord, up to and including the property and regional property managers (including an allocated share only of the wages and benefits of personnel who provide services to more than one building, which allocated share shall be determined by Landlord in its business judgment); social security, unemployment, and other payroll taxes, the cost of providing disability and worker’s compensation coverage imposed by any applicable law or otherwise with respect to the employees; legal, accounting, and administrative costs; and uniforms and working clothes for employees and the cleaning of them. Landlord may contract for the performance of some or all of the management and maintenance functions generally described in this section with entities that are affiliated with Landlord. Operating Costs shall also include the Building’s allocated share (as determined by Landlord) of those expenses incurred on a Project-wide basis benefiting the Building, including, but not limited to, costs such as (i) landscaping, (ii) road repairs

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and maintenance, (iii) security, (iv) signage installation, replacement and repair, and (v) common area utilities. If Landlord incurs Operating Costs for the Building together with one or more other buildings or properties, whether pursuant to a reciprocal easement agreement, common area agreement, or otherwise, the shared costs and expenses shall be equitably prorated and apportioned by Landlord between the Building and the other buildings or properties. Landlord will make any allocations of Operating Costs to the Building permitted under this section in good faith. However, Tenant specifically acknowledges that the making of these types of allocations requires the exercise of judgment, which could be subject to differing opinions. Therefore, a business judgment rather than a reasonableness standard shall be applied to Landlord’s allocation decisions and these decisions will be upheld unless Tenant can prove that the allocations have been made in bad faith and are arbitrary and discriminatory as to Tenant. Notwithstanding the foregoing, non-recurring repair and maintenance items incurred in the Base Year shall be excluded from Operating Costs for the Base Year.

5.2.5“Capital Costs” shall mean expenditures for capital items or expenditures incurred by Landlord in connection with the ownership, operation, and maintenance of the Building and the services provided tenants in the Building that (a) under generally accepted accounting principles, with deviations from such principles which are customary in the real estate industry, are capital expenses or regarded as deferred expenses; (b) are required by law; (c) are for materials, tools, supplies, and equipment purchased by Landlord to enable Landlord to supply services that Landlord would otherwise have obtained from a third party; (d) are not reimbursed by insurance and related to a casualty; (e) are performed primarily to reduce current or future Operating Costs or otherwise improve the operating efficiency of the Building; (f) are required by any insurer of the Building; (g) are determined necessary by Landlord, or (h) are for replacement of non-structural items in the Common Areas. Capital Costs shall be included in the year in which the cost is incurred and subsequent years, amortized on a straight line basis over an appropriate period, but in no event more than ten years, with an interest factor equal to the Wall Street Journal Prime Rate in effect at the time of Landlord’s having incurred the expenditure.

5.2.6“Overhead Rent” means the aggregate sum of (a) the total amount of Real Estate Taxes that are in excess of the Real Estate Taxes for the Base Year, (b) the total amount of Operating Costs that are in excess of the Operating Costs for the Base Year, and (c) the total amount of Capital Costs that are in excess of the Capital Costs for the Base Year.

5.3Tenant Specific Operating Costs. If Tenant requests any additional services from Landlord beyond those required of Landlord under this Lease, or if Tenant’s occupancy and the nature of Tenant’s business or operations within the Premises, or both or the relative intensity or quantity of use of services (at any time) or the hours of operation is such that additional costs are incurred by Landlord for insurance, cleaning, electricity, or other utilities, sanitation, refuse removal, pest control or other Operating Costs beyond the costs incurred by Landlord for general office tenants, Tenant agrees to pay to Landlord from time-to-time, as additional rent, the amount of such additional costs within 15 days of receipt of an invoice therefor.

5.4Variable Operating Costs. If during any year the entire Building is not occupied or Landlord is not furnishing utilities or services to all of the premises in the Building, then the Variable Operating Costs for such year shall be “grossed up” (using reasonable projections and assumptions as determined by Landlord) to the amounts that would apply if the entire Building was completely occupied and all of the premises in the Building were provided with the applicable utilities or services. “Variable Operating Costs” are Operating Costs that are variable with the level of occupancy of the Building (such as janitorial services, utilities, refuse and waste disposal, and management fees).

5.5Payment. Landlord shall reasonably estimate the Overhead Rent that will be payable for each Comparative Year during the Lease Term. Tenant shall pay an amount equal to one-twelfth of its Allocated Share of the estimated Overhead Rent for the Comparative Year monthly in advance, together with the payment of Base Rent. Should any assumptions used in creating a budget change, Landlord may adjust, from time-to-time, the estimated monthly Overhead Rent payments to be made by Tenant by notice to Tenant. After the conclusion of each calendar year, Landlord shall furnish Tenant a detailed statement of the actual Real

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Estate Taxes, Operating Costs, and Capital Costs for the year (an “Annual Statement”); and an adjustment shall be made between Landlord and Tenant with payment to or repayment by Landlord, as the case may require. Tenant waives and releases any and all objections or claims relating to Overhead Rent for any calendar year unless, within 30 days after Landlord provides Tenant with the Annual Statement of the actual Real Estate Taxes, Operating Costs, and Capital Costs for the calendar year, Tenant provides Landlord notice that it disputes the statement and specifies the matters disputed. If Tenant disputes the statement then, Tenant shall continue to pay the Rent in question to Landlord in the amount provided in the disputed statement pending resolution of the dispute.

5.6Alternate Computation. Instead of including in Operating Costs certain costs, Landlord may bill Tenant and Tenant shall pay for those costs in any one or a combination of the following manners: (a) direct charges for services provided for the exclusive benefit of the Premises that are subject to quantification; (b) based on a formula that takes into account the relative intensity or quantity of use of utilities or services by Tenant and all other recipients of the utilities or services, as reasonably determined by Landlord; or (c) pro rata based on the ratio that the Rentable Area of the Premises bears to the total rentable area of the tenant premises within the Building that are benefited by such costs.

6.ASSIGNMENT OR SUBLETTING.

6.1General. Tenant shall not mortgage or grant a security interest in its interest in this Lease or the Premises. Tenant shall not sublease the Premises or any part thereof, assign this Lease or any part thereof, permit the transfer of ownership/control of the business entity comprising Tenant, merge or consolidate with another entity, or permit any portion of the Premises to be occupied by third parties (each, a “transfer”) without Landlord’s prior written consent in each instance, which shall be granted or withheld per the standards set forth in Section 6.4 below. Tenant shall reimburse Landlord for Landlord consents to any transfer, an administration fee of $1,000.00 as a condition to Landlord’s consent. Tenant and any guarantor shall remain fully liable for all obligations under this Lease following any transfer. Consent by Landlord to a transfer shall not relieve Tenant from the obligation to obtain Landlord’s written consent to any further transfer. Any attempted transfer or mortgaging or grant of security interest by Tenant in violation of the terms and covenants of this Section 6 shall be void ab initio.

6.2Affiliates/Successors. Notwithstanding anything contained in this Lease to the contrary, Tenant may transfer ownership/control of the business entity comprising Tenant or assign this Lease or sublet the Premises to an affiliate of Tenant on at least 15 days prior notice to Landlord but without Landlord’s consent so long as a substantial purpose of such transfer is not to avoid the restrictions on transfers otherwise provided in this Lease. An affiliate of Tenant shall mean an entity that owns Tenant or is owned by or is under common control with Tenant or into or with which Tenant may be merged or consolidated, provided that Tenant must demonstrate to Landlord’s reasonable satisfaction prior to any such assignment or transaction that the tangible net worth of the proposed transferee shall be equal to or greater than that of Tenant as of the Commencement Date. The form of any agreement of assignment or any sublease to or with an affiliate of Tenant shall otherwise comply with the terms and conditions of this Lease.

6.3Process for Approval. In connection with any proposed transfer, Tenant shall submit in writing to Landlord, the following proposed transferee information, not later than 15 days before the anticipated transfer, (1) current name and address of the proposed transferee, (2) a duly executed counterpart of the proposed transfer agreement, (3) reasonably satisfactory information as to the nature and type of business use/operation/activity proposed for the space to evaluate in accordance with the criteria set forth below, and (4) banking, financial, or other credit information (including balance sheets and profit and loss statements for the 3 years before the transfer, certified by the transferee, and a list of personal, banking, business, and credit references) reasonably sufficient to enable Landlord to determine financial responsibility and character of the proposed transferee.

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6.4Standards for Approvals. Landlord shall not arbitrarily withhold its consent to any proposed transfer provided Tenant is not in default at the time of request and all times thereafter, and provided further that the proposed transferee:

6.4.1Has sufficient financial wherewithal (as determined by Landlord) to fulfill its obligations under this Lease;

6.4.2In Landlord’s reasonable judgment, shall not diminish/impair the Building’s rental value, or reputation;

6.4.3Shall not use/occupy/conduct business in any part of the Premises in a manner that violates this Lease or applicable restrictive covenants/exclusive use provisions;

6.4.4Shall not materially increase the operating expenses or taxes for the Building or the burden on Building services, facilities, equipment or parking;

6.4.5Shall not compromise or reduce the safety/security of the other occupants of the Building;

6.4.6Shall create no obligation for Landlord to alter or provide improvements to the Premises and/or Building;

6.4.7If an assignee, shall assume in writing all of the obligations of Tenant under this Lease; and

6.4.8Shall not be a person or entity currently occupying space in the Building and/or the Project, or that is actively negotiating with Landlord or has received a lease proposal from Landlord (in each case, directly or via a broker) for space in the Building and/or the Project during the 6 months immediately prior to Tenant’s request for Landlord’s consent; and

6.4.9Shall not be a governmental or quasi-governmental entity or any agency, department, or instrumentality of a governmental or quasi-governmental entity.

6.5Form of Instrument. Any sublease shall be expressly subject to all of the terms and provisions of this Lease and likewise shall require the subtenant to comply with all applicable non-monetary terms and conditions to be performed by Tenant. The sublease shall stipulate that it will not survive a termination of this Lease (whether voluntary or involuntary) or resumption of possession of the Premises by Landlord following a default by Tenant, unless Landlord (by written notice to subtenant) elects otherwise, in which event the subtenant shall attorn to Landlord and continue to perform its obligations under its sublease as if this Lease had not been terminated and the sublease was a direct lease between Landlord and subtenant. Prior to any sublease, Tenant and the subtenant shall execute and deliver Landlord’s standard consent form.

6.6Continuing Responsibility. The named Tenant under this Lease and any and all transferees shall have joint and several liability under this Lease and the joint and several liability under this Lease of Tenant, any guarantor of this Lease, and any successor in interest of Tenant (by assignment or otherwise), shall not in any way be discharged, released, or impaired by any (1) agreement that modifies any of the rights or obligations of the parties under this Lease, (2) stipulation that extends the time within which any obligation under this Lease is to be performed, (3) waiver of the performance of an obligation required under this Lease as to any one or more responsible parties, or (4) failure to enforce any of the obligations set forth in this Lease.

6.7Recapture. In the event that Tenant proposes to assign this Lease or sublet all or a portion of the Premises (except under Section 6.2 above), Landlord shall have the option, to be exercised within 15 business days from receipt of Tenant’s request for Landlord’s consent to the proposed transfer, to terminate

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this Lease as to that portion of the Premises that Tenant proposes to transfer (in Landlord’s sole discretion) as of the proposed commencement date for the transfer, following which Tenant shall be relieved of all of its obligations under this Lease accruing from and after the date of termination, with respect to such portion of the Premises, except as to any provisions of this Lease which are specifically stated to survive expiration or termination of this Lease.

6.8Profits. If Tenant effects any transfer, then Tenant shall pay to Landlord a sum equal to 50% of (1) the net rent, additional rent, or other consideration paid to Tenant by any transferee that is in excess of the Rent then being paid by Tenant to Landlord under this Lease for the portion of the Premises so transferred (on a prorated, square-footage basis), and (2) any other profit or gain (after deducting any necessary expenses) realized by Tenant from the transfer. The net rent, additional rent, or other consideration paid to Tenant shall be calculated by deducting from the gross rent, additional rent, or other consideration paid reasonable and customary real estate brokerage  commissions actually paid by Tenant to third parties, tenant improvement allowances provided and utilized, the actual cost of improvements to the Premises made by Tenant for any transferee, and other direct out-of-pocket costs actually incurred by Tenant in connection with the transfer (as long as the costs are commercially reasonable and are commonly incurred by landlords in leasing similar space). Should Tenant sell multiple assets, including its interest under this Lease, Landlord shall not be bound by any allocation of the purchase price for such assets that may be included in any agreement between Tenant and the transferee. Rather, the profit or gain on the transfer of Tenant’s interest under this Lease, as defined in subparagraph (2) above, shall be the fair market value of Tenant’s interest under this Lease as of the date of the transfer less the costs of the transaction as generally described above. Upon reasonable notice, Landlord shall have the right to audit Tenant’s books and records to determine the amount payable to Landlord under this paragraph. All sums payable by Tenant under this paragraph shall be payable to Landlord immediately on receipt by Tenant and this Section shall survive termination or expiration of this Lease.

7.INSURANCE.

7.1Tenant’s Insurance. Tenant shall obtain and keep in full force and effect the following insurance coverages: (i) commercial general liability insurance, including contractual liability, on an occurrence basis, on the then most current Insurance Services Office (“ISO”) form or its equivalent in the minimum amounts of $1 million per occurrence, $2 million general aggregate, including Designated Location(s) General Aggregate Limit, and $1 million Damage to Premises Rented to You coverage; (ii) commercial automobile liability insurance, on an occurrence basis on the then most current ISO form, including coverage for owned, non-owned, leased, and hired automobiles, in the minimum amount of $1 million combined single limit for bodily injury and property damage; (iii) excess liability insurance as to the commercial general liability, commercial automobile liability, and employers’ liability policies in the minimum amount of $5 million which shall be excess over and no less broad than the underlying coverages; (iv) Special Causes of Loss form property insurance (ISO CP 10 30 or equivalent) and windstorm insurance, in an amount adequate to cover 100% of the replacement costs, without co- insurance, of all of Tenant’s property at the Premises and all leasehold and tenant improvements (including the Tenant Improvements) in and to the Premises; (v) workers’ compensation insurance and employer’s liability insurance; (vi) business income and extra expense insurance covering the risks to be insured by the property insurance described above, on an actual loss sustained basis, but in all events in an amount sufficient to prevent Tenant from being a co-insurer of any loss covered under the applicable policy or policies, including income coverage for a minimum 12 month period; and (vii) such other insurance as may be reasonably required by Landlord. Tenant’s insurance shall provide primary and non-contributory coverage to the Landlord Parties when any policy issued to, or any self-insured program of, any Landlord Parties provides duplicate or similar coverage, and in such circumstance, Landlord’s policy will be excess over Tenant’s policy. Tenant’s insurance shall include a Primary and Non- Contributory endorsement (ISO CG 20 01 04 13 or equivalent). Tenant’s commercial general liability and commercial automobile liability policies may not have any deductibles or any self-insured retentions. The coverage limits provided in this Lease will not limit Tenant’s liability to Landlord under this Lease. Notwithstanding the coverage limits listed above, if Tenant carries insurance coverage with limits higher than the limits required in this Lease, the additional insureds required under this Lease will each be an additional insured as to the full coverage limits actually carried by the Tenant.

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7.2Insurance Requirements. All insurance policies shall be written with insurance companies acceptable to Landlord having coverage limits required by this article, and having a policyholder rating of at least “A-” and a financial size category of at least “Class XII” as rated in the most recent edition of “Best’s Key Rating Guide” for insurance companies. The commercial general liability, commercial automobile liability, and excess liability insurance policies shall name the Landlord Parties as additional insureds (on ISO CG 20 11 04 13 or equivalent for the commercial general liability policy) and require prior notice of cancellation to be delivered in writing to Landlord within the time period applicable to the first named insured. The commercial general liability and excess liability policies shall include an unmodified Separation of Insureds provision. The following exclusions/limitations or their equivalent(s) are prohibited: Contractual Liability Limitation CG 21 39; Amendment of Insured Contract Definition CG 24 26; any endorsement modifying the Employer’s Liability exclusion or deleting the exception to it; any “Insured vs. Insured” exclusion except Named Insured vs. Named Insured; and any Punitive, Exemplary, or Multiplied Damages exclusion. Tenant shall furnish evidence that it maintains all insurance coverages required under this Lease (ACORD 25 for liability insurance and the ACORD 28 for Commercial Property Insurance, with copies of declaration pages for each required policy) at least ten days before entering the Premises for any reason. The ACORD 25 Form Certificate of Insurance for the liability insurance policy shall specify the policy form number and edition date and shall have attached to it a copy of the additional insureds endorsement listing the Landlord Parties. Coverage amounts for the liability insurance may be increased periodically in accordance with industry standards for similar properties.

7.3Waiver of Subrogation. Except as otherwise provided in the penultimate sentence of this Section, Landlord and Tenant each expressly, knowingly, and voluntarily waive and release their respective rights of recovery that they may have against the other or the other’s Parties and against every other tenant in the Project who shall have executed a waiver similar to this one for loss or damage to its property, and property of third parties in the care, custody, and control of Tenant, and loss of business (specifically including loss of Rent by Landlord and business interruption by Tenant) directly or by way of subrogation or otherwise as a result of the acts or omissions of the other party or the other party’s Parties (specifically including the negligence of either party or its Parties and the intentional misconduct of the Parties of either party), to the extent any such claims are covered under a so-called “special perils” or “Special Causes of Loss” form property insurance policy including windstorm coverage or under a so- called “contents” insurance policy (whether or not actually carried). Tenant assumes all risk of damage to and loss of Tenant’s property wherever located, including any loss or damage caused by water leakage, fire, windstorm, explosion, theft, act of any other tenant, or from any other cause. Landlord and Tenant shall each, on or before the earlier of the Commencement Date or the date on which Tenant first enters the Premises for any purpose, obtain and keep in full force and effect at all times thereafter a waiver of subrogation from its insurer concerning the commercial general liability, commercial automobile liability, workers’ compensation, employer’s liability, property, rental income, and business interruption insurance maintained by it for the Building and the property located in the Premises. The release by Landlord in favor of Tenant shall not apply, and shall be void and of no force or effect, if Landlord’s insurance coverage is denied, invalidated, or nullified by reason of any act or failure to act of any of the Tenant Parties. This Section shall control over any other provisions of this Lease in conflict with it and shall survive the expiration or sooner termination of this Lease.

8.DEFAULT.

8.1Events of Default. Each of the following shall be an event of default under this Lease: (a) Tenant fails to make any payment of Rent when due; (b) Tenant or any Guarantor for Tenant’s obligations under this Lease becomes bankrupt or insolvent or makes an assignment for the benefit of creditors or takes the benefit of any insolvency act, or if any debtor proceedings are taken by or against Tenant or any Guarantor, or any Guarantor dies; (c) Tenant abandons the Premises; (d) Tenant transfers this Lease in violation of the Assignment or Subletting article; (e) Tenant fails to deliver an estoppel certificate or subordination agreement or maintain required insurance coverages within the time periods required by this Lease; (f) Tenant does not comply with its obligations to vacate the Premises under the Relocation of Tenant or End of Term articles of this Lease; or (g) Tenant fails to perform any other obligation under this Lease.

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8.2Remedies. If Tenant defaults, in addition to all remedies provided by law or in equity, Landlord may pursue any one or more of the following remedies (i) declare the entire balance of all forms of Rent due under this Lease for the remainder of the Lease Term to be forthwith due and payable and may collect the then present value of the Rents (calculated using a discount rate equal to the discount rate of the branch of the Federal Reserve Bank closest to the Premises in effect as of the date of the default); (ii) Landlord may terminate this Lease by notice to Tenant, in which event this Lease shall expire and terminate on the date specified in such notice of termination, with the same force and effect as though the date so specified were the date herein originally fixed as the expiration date of the Term of this Lease, and all rights of Tenant under this Lease and in and to the Premises shall expire and terminate, and Tenant shall remain liable for all obligations under this Lease arising up to the date of such termination, and Tenant shall surrender the Premises to Landlord on the date specified in such notice; and/or (iii) Landlord may terminate Tenant’s right to occupy the Premises (and any other rights to use any part of the Project) and take possession of the Premises, with or without terminating or canceling this Lease.

8.3Landlord’s Right to Perform. If Tenant defaults, Landlord may, but shall have no obligation to, perform the obligations of Tenant, and if Landlord, in doing so, makes any expenditures or incurs any obligation for the payment of money, including reasonable attorneys’ fees, the sums so paid or obligations incurred shall be paid by Tenant to Landlord upon receipt of a bill or statement to Tenant therefor.

8.4Late Charges, Interest, and Bad Checks. If any payment due Landlord shall not be paid when due, Tenant shall pay, in addition to the payment then due, an administrative charge equal to the greater of (a) 5% of the past due payment; or (b) $250. All payments due Landlord shall bear interest at the lesser of: (a) 18% per annum, or (b) the highest rate of interest permitted to be charged by applicable law, accruing from the date the obligation arose through the date payment is actually received by Landlord, including after the date of any judgment against Tenant. If any check given to Landlord for any payment is dishonored for any reason whatsoever not attributable to Landlord, in addition to all other remedies available to Landlord, upon demand, Tenant will reimburse Landlord for all insufficient funds, bank, or returned check fees, plus an administrative fee not to exceed the maximum amount prescribed by law. In addition, Landlord may require all future payments from Tenant to be made by cashier’s check from a local bank, ACH payments, or by Federal Reserve wire transfer to Landlord’s account.

8.5Limitations. None of the Landlord Parties shall ever have any personal liability to Tenant. No person holding Landlord’s interest shall have any liability after such person ceases to hold such interest, except for any liability accruing while such person held such interest. TENANT SHALL LOOK SOLELY TO LANDLORD’S ESTATE AND INTEREST IN THE BUILDING FOR THE SATISFACTION OF ANY CLAIMS BY TENANT OF ANY KIND WHATSOEVER ARISING FROM THE RELATIONSHIP BETWEEN THE PARTIES OR ANY RIGHTS AND OBLIGATIONS THEY MAY HAVE RELATING TO THE PROJECT, THIS LEASE, OR ANYTHING RELATED TO EITHER, AND NO OTHER ASSETS OF LANDLORD SHALL BE SUBJECT TO LEVY, EXECUTION, OR OTHER ENFORCEMENT PROCEDURE FOR THE SATISFACTION OF TENANT’S RIGHTS OR REMEDIES, OR ANY OTHER LIABILITY OF LANDLORD TO TENANT OF WHATEVER KIND OR NATURE. No act or omission of Landlord or its agents shall constitute an actual or constructive eviction of Tenant or a default by Landlord as to any of its obligations under this Lease unless Landlord shall have first received written notice from Tenant of the claimed default and shall have failed to cure it after having been afforded reasonable time in which to do so, which in no event shall be less than 30 days (or if the failure is not susceptible to cure within 30 days Landlord shall not be in default so long as Landlord promptly commences the cure within such 30-day period and diligently pursues it to completion). Further, Tenant waives any claims against Landlord that Tenant does not make in writing within 30 days of the onset of the cause of such claim. Landlord and Tenant each waive all rights they may have (other than rights for defaults under the Estoppel Certificate, Subordination, and End of Term articles) to consequential damages, lost profits, punitive damages, or special damages of any kind.

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8.6Presumption of Abandonment. It shall be conclusively presumed that Tenant has abandoned the Premises if Tenant fails to keep the Premises open for business during regular business hours for ten consecutive days while in monetary default. Any grace periods set forth in this article shall not apply to the application of this presumption.

9.ALTERATIONS. “Alterations” shall mean any alteration, addition, or improvement in or on or to the Premises of any kind or nature, including any improvements made before Tenant’s occupancy of the Premises. Tenant shall make no Alterations without the prior written consent of Landlord, which consent may be withheld or conditioned in Landlord’s sole discretion. However, Landlord will not unreasonably withhold or delay consent to non-structural interior Alterations, provided that they do not involve demolition of improvements, affect utility services or Building systems, are not visible from outside the Premises, do not affect Landlord’s insurance coverages for the Project, and do not require other alterations, additions, or improvements to areas outside the Premises. Tenant shall reimburse Landlord, on demand, for the actual out-of-pocket costs for the services of any third party employed by Landlord to review or prepare any Alteration-related plan or other document for which Landlord’s consent or approval is required. Landlord, or its agent or contractor, may supervise the performance of any Alterations, and, if so, Tenant shall pay to Landlord an amount equal to 5% of the cost of the work, as a supervisory fee. Except as expressly set forth in this Lease, Landlord has made no representation or promise as to the condition of the Premises, Landlord shall not perform any alterations, additions, or improvements to make the Premises suitable and ready for occupancy and use by Tenant, and Tenant shall accept possession of the Premises in its then “as-is”, “where-is” condition, without representation or warranty of any kind by Landlord. Except for work to be performed by Landlord, before any Alterations are undertaken by or on behalf of Tenant, Tenant shall obtain Landlord’s approval of all contractors performing such Alterations, and shall deliver to Landlord any governmental permit required for the Alterations and shall require any contractor performing work on the Premises to obtain and maintain, at no expense to Landlord, workers’ compensation and employer’s liability insurance, builder’s risk insurance in the amount of the replacement cost of the applicable Alterations (or such other amount reasonably required by Landlord), commercial general liability insurance, written on an occurrence basis with minimum limits of $2 million per occurrence limit, $2 million general aggregate limit, $2 million personal and advertising limit, and $2 million products/completed operations limit (including contractual liability, broad form property damage and contractor’s protective liability coverage); commercial automobile liability insurance, on an occurrence basis on the then most current ISO form, including coverage for owned, non-owned, leased, and hired automobiles, in the minimum amount of $1 million combined single limit for bodily injury and property damage; and excess liability insurance in the minimum amount of $5 million. Contractor’s insurance shall contain an endorsement insuring the Landlord Parties as additional insureds and shall be primary and non-contributory over any other coverage available to the Landlord. The Contractor’s insurance shall also comply with the requirement of the Insurance article. All Alterations by Tenant shall also comply with Landlord’s rules and requirements for contractors performing work in the Building.

10.LIENS.

10.1No Lien Notice. The interest of Landlord in the Premises shall not be subject in any way to any liens, including construction liens, for Alterations made by or on behalf of Tenant. This exculpation is made with express reference to Section 713.10, Florida Statutes. Tenant represents to Landlord that any improvements that might be made by Tenant to the Premises are not required to be made under the terms of this Lease and that any improvements which may be made by Tenant do not constitute the “pith of the lease” under applicable Florida case law. Tenant shall notify every contractor making improvements to the Premises that the interest of the Landlord in the Premises shall not be subject to liens.

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10.2Discharge of Liens. If any lien is filed against the Premises for work or materials claimed to have been furnished to Tenant, Tenant shall cause it to be discharged of record or properly transferred to a bond under Section 713.24, Florida Statutes, within ten days after notice to Tenant. Further, Tenant shall indemnify, defend, and save Landlord harmless from and against any damage or loss, including reasonable attorneys’ fees, incurred by Landlord as a result of any liens or other claims arising out of or related to work performed in the Premises by or on behalf of Tenant.

11.ACCESS TO PREMISES. Landlord and persons authorized by Landlord shall have the right, at all reasonable times, to enter and inspect the Premises and to make repairs and alterations Landlord deems necessary, with reasonable prior notice (which may be by telephone or e-mail), except in cases of emergency and for provision of janitorial services, when no notice shall be required. Landlord and persons authorized by Landlord shall also have the right to enter the Premises at all reasonable times and upon reasonable prior notice to show them to prospective purchasers, lenders, or anyone having a prospective interest in the Building, and during the last 9 months of the Term, to prospective tenants.

12.COMMON AREAS. The “Common Areas” of the Building include such areas and facilities as delivery facilities, walkways, landscaped and planted areas, and parking facilities and are those areas designated by Landlord from time-to-time for the general use in common of occupants of the Building, including Tenant. The Common Areas shall at all times be subject to the exclusive control and management of Landlord. Landlord may grant third parties specific rights concerning portions of the Common Areas. Landlord may increase, reduce, improve, or otherwise alter the Common Areas, otherwise make improvements, alterations, additions, or reductions to the Project, and change the name or number by which the Building or Project is known. Landlord may also temporarily close the Common Areas to make repairs or improvements. In addition, Landlord may temporarily close the Building or Project and preclude access to the Premises in the event of casualty, governmental requirements, the threat of an emergency such as a hurricane or other act of God, or if Landlord otherwise reasonably deems it necessary in order to prevent damage or injury to person or property. This Lease does not create, nor will Tenant have any express or implied easement for, or other rights to, air, light, or view over, from, or about the Project.

13.SECURITY INTEREST. As security for Tenant’s obligations under this Lease, Tenant grants to Landlord a security interest in this Lease and all property of Tenant now or hereafter placed in or upon the Premises including, all fixtures, furniture, inventory, machinery, equipment, merchandise, furnishings, and other articles of personal property, and all insurance proceeds of or relating to Tenant’s property and all accessions and additions to, substitutions for, and replacements, products, and proceeds of the Tenant’s property. This Lease constitutes a security agreement under the Florida Uniform Commercial Code. This security interest shall survive the expiration or sooner termination of this Lease and Landlord may, at any time, file a financing statement with the appropriate state or governmental agency with respect to such interest.

14.CASUALTY DAMAGE. If the Building or any portion of it is damaged or destroyed by any casualty and: (a) the Building or Project or a material part of the Common Areas shall be so damaged that substantial alteration or reconstruction shall, in Landlord’s opinion, be required (whether or not the Premises shall have been damaged by the casualty); or (b) Landlord is not permitted to rebuild the Building or a material part of the Common Areas in substantially the same form as it existed before the damage; or (c) the Premises shall be materially damaged by casualty during the last two years of the Lease Term; or (d) any mortgagee requires that the insurance proceeds be applied to the payment of the mortgage debt; or (e) the damage is not fully covered by insurance maintained by Landlord; then Landlord may, within 90 days after the casualty, give notice to Tenant of Landlord’s election to terminate this Lease, and the balance of the Lease Term shall automatically expire on the fifth day after the notice is delivered. If Landlord does not elect to terminate this Lease, provided that Tenant was operating from the Premises immediately prior to the casualty and will recommence operations after restoration of the Premises, Landlord shall proceed with reasonable diligence to restore the Building and the Premises. Landlord’s obligation to restore shall be limited to restoration of the Premises to a Building standard core and shell condition to the extent insurance proceeds are sufficient; in no event shall Landlord be obligated to restore any improvements which were installed by Tenant. However,

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Landlord shall not be required to restore any unleased premises in the Building or any portion of Tenant’s property. If this Lease is not terminated, Tenant shall, at its expense, promptly restore all leasehold improvements installed in the Premises (including the Tenant Improvements) and its own furniture, trade fixtures and personal property. Rent shall abate in proportion to the portion of the Premises not usable (and actually not used) by Tenant as a result of any casualty resulting in damage to the Building which is covered by insurance carried or required to be carried by Landlord under this Lease, as of the date on which the Premises becomes unusable and the abatement shall continue until the date that Landlord restores the Premises to a Building standard core and shell condition. Landlord shall not otherwise be liable to Tenant for any delay in restoring the Premises or any inconvenience or annoyance to Tenant or injury to Tenant’s business resulting in any way from the damage or the repairs, Tenant’s sole remedy being the right to an abatement of Rent. The proceeds payable under all casualty insurance policies maintained by Landlord on the Premises or Building shall belong to and be the property of Landlord, and Tenant shall not have any interest in such proceeds. Tenant agrees to look to Tenant’s casualty insurance policies for the restoration and replacement of all of the improvements existing in the Premises as of the Commencement Date (including any Tenant Improvements defined herein) and any modifications and additions thereto, and Tenant’s fixtures, equipment and furnishings in the Premises, and in the event of termination of this Lease, for any reason, following any damage or destruction, Tenant shall promptly assign to Landlord or otherwise pay to Landlord, upon Landlord’s request, the proceeds of said insurance and such other additional funds so that the total amount assigned and/or paid by Tenant to Landlord shall be sufficient to restore (whether or not any such restoration is actually to occur) all improvements, fixtures, equipment and furnishings (excepting only Tenant’s moveable personal property and equipment) existing therein immediately prior to such damage or destruction. Such obligation of Tenant shall survive the expiration or termination of this Lease.

15.CONDEMNATION. If the whole or any substantial part of the Premises shall be condemned by eminent domain or acquired by private purchase in lieu of condemnation, this Lease shall terminate on the date on which possession of the Premises is delivered to the condemning authority and Rent shall be apportioned and paid to that date. If no portion of the Premises is taken but a substantial portion of the Building is taken, at Landlord’s option, this Lease shall terminate on the date on which possession of such portion of the Building is delivered to the condemning authority and Rent shall be apportioned and paid to that date. Tenant shall have no claim against Landlord, and assigns to Landlord any claims it may have otherwise had, for the value of any unexpired portion of the Lease Term, or any Alterations. Tenant shall not be entitled to any part of the condemnation award or private purchase price. If this Lease is not terminated as provided above, Rent shall abate in proportion to the portion of the Premises condemned.

16.REPAIR AND MAINTENANCE. Landlord shall repair and maintain in good order and condition, ordinary wear and tear excepted, the Common Areas, mechanical and equipment rooms, the roof of the Building, the exterior walls of the Building, the exterior windows of the Building, the structural portions of the Building, the elevators, and the electrical, plumbing, mechanical, fire protection, life safety, and air conditioning, heating, and ventilation (“HVAC”) systems servicing the Building. However, unless the Waiver of Subrogation section applies, Tenant shall pay the cost of any such repairs or maintenance resulting from acts or omissions of the Tenant Parties. Additionally, Landlord shall replace the Building standard fluorescent light tubes in the Premises. Tenant waives the provisions of any law, or any right Tenant may have under common law, permitting Tenant to make repairs at Landlord’s expense or to withhold Rent or terminate this Lease based on any alleged failure of Landlord to make repairs. All costs associated with the repair and maintenance obligations of Landlord under this article shall be included in and constitute Operating Costs or Capital Costs, as applicable. Except to the extent Landlord is obligated to repair and maintain the Premises as provided above, Tenant shall, at its sole cost, repair, replace, and maintain the Premises (including the walls, ceilings, and floors in the Premises, and any specialized or supplemental electrical, lighting, plumbing, mechanical, fire protection, life safety and HVAC systems exclusively for Tenant’s use) in a clean, attractive, first- class condition. All replacements shall be of equal quality and class to the original items replaced. Tenant shall not commit or allow to be committed any waste on any portion of the Premises. Prior to performing any such repair obligation, Tenant shall give written notice to Landlord describing the necessary maintenance or repair. Upon receipt of such notice, Landlord may elect either to perform any of the maintenance or repair obligations specified in such

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notice, or require that Tenant perform such obligations by using contractors approved by Landlord, all at Tenant’s expense. All work shall be performed in accordance with Landlord’s rules and procedures.

17.ESTOPPEL CERTIFICATES. From time to time, Tenant, on not less than five days’ prior notice, shall (i) execute and deliver to Landlord an estoppel certificate in a form generally consistent with the requirements of institutional lenders and prospective purchasers and certified to all or any of Landlord, any mortgagee or prospective mortgagee, or prospective purchaser of the Building, and (ii) cause any Guarantor to deliver to Landlord any estoppel certificate required under the Guaranty.

18.SUBORDINATION. This Lease is and shall be subject and subordinate to all mortgages and ground leases that may now or hereafter affect the Project, and to all renewals, modifications, consolidations, replacements, and extensions of the mortgages and leases. This article shall be self-operative and no further instrument of subordination shall be necessary. However, in confirmation of this subordination, Tenant shall execute any agreement that Landlord may request within ten days after receipt from Landlord. If any ground or underlying lease is terminated, or if the interest of Landlord under this Lease is transferred by reason of or assigned in lieu of foreclosure or other proceedings for enforcement of any mortgage, or if the holder of any mortgage acquires a lease in substitution for the mortgage, or if this Lease is terminated by termination of any lease or by foreclosure of any mortgage to which this Lease is or may be subordinate, then Tenant will, at the option to be exercised in writing by the landlord under any ground or underlying lease or the purchaser, assignee, or tenant, as the case may be (a) attorn to it and will perform for its benefit all the terms, covenants, and conditions of this Lease on Tenant’s part to be performed with the same force and effect as if the landlord or the purchaser, assignee, or tenant were the landlord originally named in this Lease, or (b) enter into a new lease with the landlord or the purchaser, assignee, or tenant for the remainder of the Lease Term and otherwise on the same terms, conditions, and rents as provided in this Lease.

19.INDEMNIFICATION. To the maximum extent permitted by law, Tenant hereby agrees to indemnify, hold harmless, protect and defend Landlord and Landlord’s agents, employees, affiliates and successors in interest from and against any and all claims, demands, suits, fines, losses, costs, damages, expenses, judgments, liens and other liabilities (including, but not limited to, injury or loss of life to persons or damage to or loss of property, and reasonable attorneys’ and expert witness fees and other costs of defense) arising out of or related to Tenant’s use of or the conduct of Tenant’s business in the Premises or the Building, any work done, permitted or suffered by Tenant in or about the Premises or elsewhere, any other act, neglect, fault or omission of Tenant or its officers, employees, servants, agents, contractors, representatives, customers, visitors, guests or invitees occurring during any time Tenant or such other party has been provided access to the Premises or Building for any purpose; provided, however that the forgoing shall not apply to the extent of any claims or damages arising from gross negligence or willful misconduct on the part of Landlord. In the event any action or proceeding be brought against Landlord or Landlord’s agents, employees, affiliates or successors in interest by reason of any such claim or action of the type herein specified, Tenant upon notice from Landlord shall defend such claim, action or proceeding at Tenant’s cost and expense by counsel approved by Landlord, such approval not to be unreasonably withheld. This indemnity shall not require payment or expense by Landlord as a condition precedent to performance by or recovery from Tenant. In no event shall limits of any insurance be considered a limitation on Tenant’s obligations under this Section 19. The provisions of this Section shall survive the expiration or earlier termination of this Lease.

20.NO WAIVER. The failure of a party to insist on the strict performance of any provision of this Lease or to exercise any remedy for any default shall not be construed as a waiver. The waiver of any noncompliance with this Lease shall not prevent subsequent similar noncompliance from being a default. No waiver shall be effective unless expressed in writing and signed by the waiving party. No notice to or demand on a party shall of itself entitle the party to any other or further notice or demand in similar or other circumstances. The receipt by Landlord of any Rent after default on the part of Tenant (whether the Rent is due before or after the default) shall not excuse any delays as to future Rent payments and shall not be deemed to operate as a waiver of any then-existing default by Tenant or of the right of Landlord to pursue any available remedies. No payment by Tenant, or receipt by Landlord, of a lesser amount than the Rent actually owed under the terms of this

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Lease shall be deemed to be anything other than a payment on account of the earliest stipulated Rent due. No endorsement or statement on any check or any letter accompanying any check or payment of Rent will be deemed an accord and satisfaction. Landlord may accept the check or payment without prejudice to Landlord’s right to recover the balance of the Rent or to pursue any other remedy. It is the intention of the parties that this article will modify the common law rules of waiver and estoppel and the provisions of any statute that might dictate a contrary result.

21.SERVICES AND UTILITIES. Landlord shall furnish the following services: (a) air conditioning and heating in season Monday through Friday from 8:00 a.m. to 6:00 p.m., and upon Tenant’s request, Saturdays from 8:00 a.m. to 12:00 p.m., Legal Holidays excluded; at other times, air conditioning and heating will be furnished at the then Building standard charge (payable by Tenant to Landlord on written demand by Landlord) and on then Building standard terms relating to advance notice, minimum hours, minimum zones, and other matters; (b) janitorial and general cleaning service on Business Days; (c) passenger elevator service from the Building’s lobby to the Premises; (d) common restroom facilities and necessary lavatory supplies, including cold running water; and (e) electricity for the purposes of lighting and general office equipment use in amounts consistent with Building standard electrical capacities for the Premises (excluding electricity for separately metered equipment exclusively serving the Premises, such as supplemental HVAC units, the costs for which shall be paid by Tenant to Landlord upon receipt of an invoice from Landlord). Landlord shall have the right to select the Building’s electric service provider and to switch providers at any time. Tenant’s use of electrical, HVAC or other services furnished by Landlord shall not exceed, either in voltage, rated capacity, use, or overall load, the level of use which Landlord deems to be standard for the Building. Tenant shall pay all costs associated with any such additional utility or service usage, including the installation of separate meters or sub-meters. In no event shall Landlord be liable for damages resulting from the failure to furnish any service, and any interruption or failure shall in no manner entitle Tenant to any remedies including abatement of Rent. If at any time during the Lease Term the Building has any type of access control system for the Parking Areas or the Building, Landlord shall furnish Tenant, at Landlord’s cost and expense, a number of access cards equal to the number of occupants of the Premises at the time such system is installed (the allocation of access cards for Parking Areas will coincide with the parking spaces allocated to Tenant under this Lease, if any). Any replacement cards shall be purchased from Landlord by Tenant at the then Building standard charge.

22.SECURITY DEPOSIT. The Security Deposit shall be held by Landlord as security for Tenant’s full and faithful performance of this Lease including the payment of Rent. Tenant grants Landlord a security interest in the Security Deposit. The Security Deposit may be commingled with other funds of Landlord and Landlord shall have no liability for payment of any interest on the Security Deposit. Landlord may apply the Security Deposit to the extent required to cure any default by Tenant. If Landlord so applies the Security Deposit, Tenant shall deliver to Landlord the amount necessary to replenish the Security Deposit to its original sum within five days after notice from Landlord. The Security Deposit shall not be deemed an advance payment of Rent or a measure of damages for any default by Tenant, nor shall it be a defense to any action that Landlord may bring against Tenant. If Tenant has fulfilled all terms and conditions of this Lease including the payment of Rent and returns the Premises to Landlord in accordance with the requirements of this Lease, then Landlord will refund the Security Deposit within 45 days of the date Landlord provides Tenant with an Annual Statement for the calendar year in which the Term expired (Tenant acknowledges and agrees that Landlord may deduct any amount due from Tenant under such Annual Statement prior to returning the remaining balance of the Security Deposit (if any) to Tenant).

23.GOVERNMENTAL REGULATIONS. Tenant shall promptly comply with all laws, codes, and ordinances of governmental authorities, including the Americans with Disabilities Act of 1990 as amended (the “ADA”) and all similar present or future laws relating to the Premises, including the conduct of Tenant’s business and the performance of any work to the Common Areas required because of Tenant’s specific use (as opposed to general office use) of the Premises or Alterations to the Premises made by Tenant.

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24.SIGNS. No signage shall be placed by Tenant on any portion of the Project. However, Tenant shall be permitted to place a sign bearing its name in a location approved by Landlord near the entrance to the Premises (at Tenant’s cost) and will be furnished a single listing of its name in the Building’s directory (at Landlord’s cost), all in accordance with the criteria adopted from time to time by Landlord for the Building. Any changes or additional listings in the directory shall be furnished (subject to availability of space) for the then Building standard charge.

25.BROKER. Landlord and Tenant each represent and warrant that they have neither consulted nor negotiated with any broker or finder regarding the Premises, except the Landlord’s Broker and Tenant’s Broker. Landlord shall pay Landlord’s Broker and Tenant’s Broker pursuant to separate written agreements, provided that neither the foregoing nor anything else in this Lease is intended to grant such Brokers any rights under this Lease or make them third party beneficiaries of this Lease. Tenant shall indemnify, defend, and hold Landlord harmless from and against any claims for commissions from any real estate broker other than Landlord’s Broker and Tenant’s Broker with whom Tenant has dealt in connection with this Lease. Landlord shall indemnify, defend, and hold Tenant harmless from and against payment of any leasing commission due Landlord’s Broker and Tenant’s Broker in connection with this Lease and any claims for commissions from any real estate broker other than Landlord’s Broker and Tenant’s Broker with whom Landlord has dealt in connection with this Lease. The terms of this article shall survive the expiration or earlier termination of this Lease.

26.END OF TERM. Tenant shall surrender the Premises to Landlord at the expiration or sooner termination of this Lease or Tenant’s right of possession in good order and condition, broom-clean, except for reasonable wear and tear. All Alterations made by Landlord or Tenant to the Premises shall become Landlord’s property on the expiration or sooner termination of the Lease Term. On the expiration or sooner termination of the Lease Term, Tenant, at its expense, shall remove from the Premises all of Tenant’s personal property, all computer and telecommunications wiring, and all Alterations that Landlord designates by notice to Tenant. Tenant shall also repair any damage to the Premises caused by the removal. Any items of Tenant’s property that shall remain in the Premises after the expiration or sooner termination of the Lease Term, may, at the option of Landlord and without notice, be deemed to have been abandoned, and in that case, those items may be retained by Landlord as its property to be disposed of by Landlord, without accountability or notice to Tenant or any other party, in the manner Landlord shall determine, at Tenant’s expense.

Any holdover by Tenant beyond the expiration of the Term shall be a tenancy at sufferance and there shall be no renewal of this Lease by operation of law. During any holdover, the monthly Base Rent shall automatically increase to 200% of the Base Rent rate in effect at the end of the Term (which shall be due and payable and calculated on a monthly basis) and Tenant shall comply with all other terms of this Lease (including, without limitation, payment of Tenant’s Allocated Share of Overhead Rent) during any such holdover. In addition, Tenant shall be liable to Landlord for all damages, including consequential damages, that Landlord may suffer by reason of any holding over by Tenant, and Tenant shall indemnify, defend, and save Landlord harmless against all costs, claims, losses, damages, or liabilities resulting from delay by Tenant in so surrendering the Premises, including any claims made by any succeeding tenant founded on any delay.

27.ATTORNEYS’ FEES. Except as otherwise provided in this Lease, the prevailing party in any litigation or other dispute resolution proceeding, including arbitration, arising out of or in any manner based on or relating to this Lease, including tort actions and actions for injunctive, declaratory, and provisional relief, shall be entitled to recover from the losing party actual attorneys’ fees and costs, including fees for litigating the entitlement to or amount of fees or costs owed under this provision, and fees in connection with bankruptcy, appellate, or collection proceedings. In addition, if Landlord becomes a party to any suit or proceeding affecting the Premises or involving this Lease or Tenant’s interest under this Lease, other than a suit between Landlord and Tenant, or if Landlord engages counsel to collect any of the amounts owed under this Lease, or to enforce performance of any of the agreements, conditions, covenants, provisions, or stipulations of this Lease, without commencing litigation, then the costs, expenses, and reasonable attorneys’ fees and disbursements incurred by Landlord shall be paid to Landlord by Tenant.

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28.NOTICES. Any notice to be given under this Lease may be given either by a party itself or by its attorney or agent and shall be in writing and delivered by hand, by nationally recognized overnight air courier service (such as FedEx), or by the United States Postal Service, registered or certified mail, return receipt requested, in each case addressed to the respective party at the party’s notice address. A notice shall be deemed effective upon receipt or the date sent if it is returned to the addressor because it is refused, unclaimed, or the addressee has moved.

29.EXCUSABLE DELAY. For purposes of this Lease, the term “Excusable Delay” shall mean any delays due to strikes, lockouts, civil commotion, war or warlike operations, acts of terrorism, cyber attacks, acts of a public enemy, acts of bioterrorism, epidemics, quarantines, invasion, rebellion, hostilities, military or usurped power, sabotage, government regulations or controls, inability to obtain any material, utility, or service because of governmental restrictions, inability to obtain building permits, hurricanes, floods, or other natural disasters, acts of God, or any other cause beyond the direct control of the party delayed. Notwithstanding anything in this Lease to the contrary, if Landlord or Tenant shall be delayed in the performance of any act required under this Lease by reason of any Excusable Delay, then provided notice of the Excusable Delay is given to the other party within ten days after its occurrence, performance of the act shall be excused for the period of the delay and the period for the performance of the act shall be extended for a reasonable period, in no event to exceed a period equivalent to the period of the delay. If a party fails to so notify the other party within any such ten-day period, such delay shall nevertheless be deemed an Excusable Delay from and after the date that the other party is notified of the delay. The provisions of this article shall not operate to excuse Tenant from the payment of Rent or from surrendering the Premises at the end of the Lease Term, or from the obligations to maintain insurance, and shall not operate to extend the Lease Term. Delays or failures to perform resulting from lack of funds or the increased cost of obtaining labor and materials shall not be deemed delays beyond the direct control of a party.

30.QUIET ENJOYMENT. Landlord covenants and agrees that, on Tenant’s paying rent and performing all of the other provisions of this Lease on its part to be performed, Tenant may peaceably and quietly hold and enjoy the Premises for the Lease Term without material hindrance or interruption by Landlord or any other person claiming by, through, or under Landlord, subject, nevertheless, to the terms, covenants, and conditions of this Lease and all existing or future ground leases, underlying leases, or mortgages encumbering the Building.

31.RELOCATION OF TENANT. Landlord may move Tenant from the Premises to a reasonably equivalent space within the Project comparable in size and layout, on not less than 60 days’ notice to Tenant. If Landlord relocates Tenant, Landlord shall perform the interior improvements to the new space of approximate equivalence to the interior improvements in the original Premises and pay the reasonable costs of moving Tenant’s property to the new space. Landlord will also reimburse Tenant for reasonable costs of replacement of stationery (based on reasonable quantities on hand as of the date of Landlord’s relocation notice), and telecommunications relocation. Such a relocation shall not terminate or otherwise modify this Lease except that from and after the date of the relocation, the “Premises” shall refer to the relocation space into which Tenant has been moved, rather than the original Premises as defined in this Lease. If the rentable area of the relocation space is more or less than the rentable area of the original Premises, then the Base Rent and Tenant’s Allocated Share and all other terms of this Lease derived from the area of the Premises shall be appropriately adjusted.

32.PARKING. Tenant agrees that the number of parking spaces actually used by Tenant and its employees and guests at the Project or connection with Tenant’s use of the Premises may never at any time exceed 4 parking spaces for each 1,000 usable square feet of the Premises. All of Tenant’s parking shall be non-reserved.. The parking spaces may only be used by principals and employees of Tenant. “Parking Areas” shall mean the areas available for automobile parking in connection with the Building as those areas may be designated by Landlord from time to time. Except for particular spaces and areas designated from time to time by Landlord for reserved parking, if any, all parking in the Parking Areas shall be on an unreserved, first-come, first-served basis. Landlord reserves the right to (a) reduce the number of spaces in the Parking Areas, as long as

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the number of parking spaces remaining is in compliance with all applicable governmental requirements; (b) to reserve spaces for the exclusive use of specific parties and change the location of any reserved spaces; (c) change the access to the Parking Areas, provided that some manner of reasonable access to the Parking Areas remains after the change; and none of the foregoing shall entitle Tenant to any claim against Landlord or to any abatement of Rent; and (d) establish, modify and enforce the methods used to control parking at the Project and rules and regulations relating to parking. Landlord shall have no liability to Tenant for unauthorized parking in reserved spaces, and shall not be required to tow any unauthorized vehicles.

33.FINANCIAL REPORTING. From time to time, Tenant shall cause the following financial information to be delivered to Landlord, at Tenant’s sole cost and expense, upon not less than ten days’ advance written notice from Landlord: (a) a current financial statement, including a balance sheet and a statement of income and expenses, for Tenant and Tenant’s financial statements for the previous two accounting years, (b) a similar current financial statement for any Guarantor(s) of this Lease and the Guarantor’s financial statements for the previous two accounting years, and (c) such other financial information pertaining to Tenant or any Guarantor as Landlord or any lender or purchaser may reasonably request. All financial statements shall be prepared in accordance with generally accepted accounting principles consistently applied and, if such is the normal practice of Tenant, shall be audited by an independent certified public accountant. Tenant authorizes Landlord to obtain a credit report or credit history on Tenant from any credit reporting company from time to time without notice to Tenant.

34.GENERAL PROVISIONS.

34.1Miscellaneous. The words “including” and “include” and similar words will not be construed restrictively to limit or exclude other items not listed. The word “or” is used in the inclusive sense of “and/or”; the word “any” means “any and all”; and the words “will” and “shall” are intended to express mandatory actions and may be used interchangeably with no difference of meaning or intent for purposes of this Lease. If any provision of this Lease is determined to be invalid, illegal, or unenforceable, the remaining provisions of this Lease shall remain in full force, if the essential provisions of this Lease for each party remain valid, binding, and enforceable. The parties may amend this Lease only by a written agreement of the parties. There are no conditions precedent to the effectiveness of this Lease, other than those expressly stated in this Lease. This Lease may be executed by the parties signing different counterparts of this Lease, which counterparts together shall constitute the agreement of the parties. Landlord and Tenant intend that faxed or PDF format signatures constitute original signatures binding on the parties. This Lease shall bind and inure to the benefit of the heirs, personal representatives, and, except as otherwise provided, the successors and assigns of the parties to this Lease. Each provision of this Lease shall be deemed both a covenant and a condition and shall run with the land. Any liability or obligation of Landlord or Tenant arising during the Lease Term shall survive the expiration or earlier termination of this Lease. Any action brought under or with respect to this Lease must be brought in a court having jurisdiction location in the County in which the Premises is located. Neither this Lease nor any memorandum or other notice of this Lease may be recorded in any public records without the separate express written consent, in recordable form, of Landlord.

34.2Radon Gas. The following notification is provided under Section 404.056(5), Florida Statutes: “Radon is a naturally occurring radioactive gas that, when it has accumulated in a building in sufficient quantities, may present health risks to persons who are exposed to it over time. Levels of radon that exceed federal and state guidelines have been found in buildings in Florida. Additional information regarding radon and radon testing may be obtained from your county health department.”

34.3Authority. Tenant represents and warrants to Landlord that Tenant’s execution and delivery of this Lease to Landlord has been authorized by Tenant in accordance with applicable law, and that all other actions required to be performed to authorize execution of this Lease have been performed. Furthermore, the individual executing this Lease on behalf of the Tenant is the duly elected, qualified and acting officer as indicated; and the execution of this Lease by said individual is authorized by and binding on Tenant.

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34.4Executive 13224. Tenant hereby represents and warrants to Landlord that Tenant is not: (1) in violation of any Anti-Terrorism Law; (2) conducting any business or engaging in any transaction or dealing with any Prohibited Person, including the making or receiving of any contribution of funds, goods or services to or for the benefit of any Prohibited Person; (3) dealing in, or otherwise engaging in any transaction relating to, any property or interest in property blocked pursuant to Executive Order No. 13224; (4) engaging in or conspiring to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate any of the prohibitions set forth in any Anti-Terrorism Law; or (5) a Prohibited Person, nor are any of its partners, members, managers, officers or directors a Prohibited Person. As used herein, “Anti- Terrorism Law” is defined as any law relating to terrorism, anti-terrorism, money laundering or anti-money laundering activities, including Executive Order No. 13224 and Title 3 of the USA Patriot Act. As used herein “Executive Order No. 13224” is defined as Executive Order No. 13224 on Terrorist Financing effective September 24, 2001, and relating to “Blocking Property and Prohibiting Transactions With Persons Who Commit, or Support Terrorism.” “Prohibited Person” is defined as (i) a person or entity that is listed in the Annex to Executive Order 13224; (ii) a person or entity with whom Tenant or Landlord is prohibited from dealing or otherwise engaging in any transaction by any Anti-Terrorism Law; or (iii) a person or entity that is named as a “specially designated national and blocked person” on the most current list published by the U.S. Treasury Department Office of Foreign Assets Control at its official website, http://www.treas.gov/ofac/t11sdn.pdf, or at any replacement website or other official publication of such list. “USA Patriot Act” is defined as the “Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001” (Public Law 107- 56).

34.5Exhibits. All exhibits, riders, and addenda attached to this Lease shall, by this reference, be incorporated into this Lease. The following exhibits are attached to this Lease:

EXHIBIT “A” – Floor Plan

EXHIBIT “B” – Rules and Regulations

EXHIBIT “C” – Work Letter

35.UBTI PROVISIONS. It is intended that all Rent payable to Landlord under this Lease shall qualify as “rents from real property” within the meaning of Section 512(b)(3) of the Internal Revenue Code of 1986, as amended (the “Code”) and the Department of the U.S. Treasury Regulations promulgated thereunder (the “Regulations”). Should the Code or the Regulations, or interpretations of either by the Internal Revenue Service in revenue rulings or other similar public pronouncements, be changed so that any rent under this Lease no longer qualifies as “rents from real property” for purposes of Section 512(b)(3) of the Code and Regulations, or any successor provision, then Rent shall be adjusted in any manner Landlord may require so that it will so qualify. Any adjustments required under this article shall be made so as to produce the equivalent (in economic terms) Rent as payable before the adjustment and shall not increase Tenant’s monetary obligations as originally provided in this Lease or decrease Tenant’s rights under this Lease or result in any other adverse impact on Tenant, financial or otherwise. The parties shall execute any further instrument as may be reasonably required by Landlord in order to give effect to these provisions, which may include an assignment of this Lease to an affiliate of Landlord. Without limiting Landlord’s right to withhold its consent to any transfer by Tenant, and regardless of whether Landlord shall have consented to any such transfer, neither Tenant nor any other person having an interest in the possession, use, or occupancy of any portion of the Premises shall enter into any lease, sublease, license, concession, assignment, or other transfer or agreement for possession, use, or occupancy of all or any portion of the Premises which provides for rental or other payment for such use, occupancy, or utilization based, in whole or in part, on the net income or profits derived by any person or entity from the space so leased, used, or occupied, and any such purported lease, sublease, license, concession, assignment, or other transfer or agreement shall be absolutely void and ineffective as a conveyance of any right or interest in the Premises. There shall be no deduction from the rental payable under any sublease or other transfer nor from the amount of the rental passed on to any person or entity, for any expenses or costs related in any way to the subleasing or transfer of such space.

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36.ENVIRONMENTAL. Tenant hereby covenants and agrees that Tenant shall not cause or permit any “Hazardous Substances” (as hereinafter defined) to be generated, placed, held, stored, used, located or disposed of in the Building or any part thereof, or on any part of the Project, except for Hazardous Substances as are commonly and legally used or stored as a consequence of using the Premises for general office and administrative purposes, but only so long as the quantities thereof do not pose a threat to public health or to the environment, and so long as Tenant strictly complies or causes compliance with all applicable governmental rules and regulations concerning the use or production of such Hazardous Substances. For purposes hereof, “Hazardous Substances” includes any hazardous wastes and toxic substances, including, without limitation, those regulated under the Resource Conservation and Recovery Act of 1976, as amended in 1984; (42 U.S.C. Sec. 6901 et seq.); the Comprehensive Environmental Response Compensation and Liability Act of 1980, as amended in 1986; (42 U.S.C. Sec. 9601 et seq.); the Federal Toxic Substances Control Act; (15 U.S.C. Sec. 2601 et seq.); the Clean Air Act; (42 U.S.C. Sec. 7401 et seq.); the Pollutant Spill Prevention and Control Act; (F.S. Chapter 376 et seq.); and any other state, federal or local statutes or ordinances pertaining to environmental contamination, together with all rules, regulations, orders and the like, applicable to the same. The obligations of Tenant under this Section shall survive any expiration or termination of this Lease.

37.CONSTRUCTION; MERGER. THIS LEASE HAS BEEN NEGOTIATED “AT ARM’S-LENGTH” BY LANDLORD AND TENANT, EACH HAVING THE OPPORTUNITY TO BE REPRESENTED BY LEGAL COUNSEL OF ITS CHOICE AND TO NEGOTIATE THE FORM AND SUBSTANCE OF THIS LEASE. THEREFORE, THIS LEASE SHALL NOT BE MORE STRICTLY CONSTRUED AGAINST EITHER PARTY BECAUSE ONE PARTY MAY HAVE DRAFTED THIS LEASE. THIS LEASE SHALL CONSTITUTE THE ENTIRE AGREEMENT OF THE PARTIES CONCERNING THE MATTERS COVERED BY THIS LEASE. ALL PRIOR UNDERSTANDINGS AND AGREEMENTS HAD BETWEEN THE PARTIES CONCERNING THOSE MATTERS, INCLUDING ALL PRELIMINARY NEGOTIATIONS, LEASE PROPOSALS, LETTERS OF INTENT, AND SIMILAR DOCUMENTS, ARE MERGED INTO THIS LEASE, WHICH ALONE FULLY AND COMPLETELY EXPRESSES THE UNDERSTANDING OF THE PARTIES. THE PROVISIONS OF THIS LEASE MAY NOT BE EXPLAINED, SUPPLEMENTED, OR QUALIFIED THROUGH EVIDENCE OF TRADE USAGE OR A PRIOR COURSE OF DEALINGS.

38.NO RELIANCE; WAIVER. EACH PARTY AGREES IT HAS NOT RELIED UPON ANY STATEMENT, REPRESENTATION, WARRANTY, OR AGREEMENT OF THE OTHER PARTY EXCEPT FOR THOSE EXPRESSLY CONTAINED IN THIS LEASE. TENANT WAIVES ALL REMEDIES FOR MONEY DAMAGES BASED ON A CLAIM THAT LANDLORD IMPROPERLY WITHHELD CONSENT AS TO ANY MATTER UNDER THIS LEASE. TENANT’S SOLE REMEDY FOR SUCH A CLAIM SHALL BE TO INSTITUTE AN ACTION OR PROCEEDING SEEKING SPECIFIC PERFORMANCE, INJUNCTIVE RELIEF, OR DECLARATORY JUDGMENT.

39.JURY WAIVER; COUNTERCLAIMS. LANDLORD AND TENANT KNOWINGLY, INTENTIONALLY, AND VOLUNTARILY WAIVE TRIAL BY JURY IN ANY ACTION, PROCEEDING, OR COUNTERCLAIM INVOLVING ANY MATTER WHATSOEVER ARISING OUT OF OR IN ANY WAY CONNECTED WITH THIS LEASE, THE LANDLORD/TENANT RELATIONSHIP, OR THE PROJECT. TENANT FURTHER WAIVES THE RIGHT TO INTERPOSE ANY PERMISSIVE COUNTERCLAIM OF ANY NATURE IN ANY ACTION TO OBTAIN POSSESSION OF THE PREMISES.

40.RENEWAL OPTION. Subject to the following terms and conditions, Tenant shall have the option (the “Renewal Option”) to extend the Term for 1 additional period of 60 consecutive months (the “Renewal Term”), commencing on January 1, 2027 and expiring on December 31, 2031. The Renewal Option is subject to the following terms and conditions:

40.1All then-existing terms and conditions of the Lease shall apply during the Renewal Term except: (i) Landlord shall have no obligation to renovate, remodel or make any improvements to the Premises or provide any tenant improvement allowance or free rent or other rental concessions as a result of Tenant’s extension of the Term of this Lease, and Tenant shall continue possession of the Premises in its “as

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is”, “where is” and “with all faults” condition; (ii) the Base Rent rate for the Renewal Term shall be determined in accordance with Section 40.3 below; and (iii) following the expiration of the Renewal Term, Tenant shall have no further option to extend the Term of the Lease.

40.2The Renewal Option may be exercised by written notice from Tenant to Landlord (the “Renewal Notice”) delivered not later than April 1, 2026 (time being of the essence). The exercise of the Renewal Option shall only be effective on, and in strict compliance with, the following terms and conditions: both as of the date of the Renewal Notice and the commencement of the Renewal Term: (1) the Lease shall be in full force and effect and Tenant shall not be in default under this Lease beyond any applicable notice and/or cure period, and (2) Tenant shall not have assigned all or any part of this Lease or sublet any part of the Premises or entered into any amendment to this Lease contracting the size of the Premises. In the event the foregoing clause is satisfied as of the date of the Renewal Notice but any portion of such clause does not remain satisfied as of the commencement of the Renewal Term, Landlord shall have the right to elect, by written notice delivered to Tenant at any time, to allow the Renewal Term to remain effective (and retain all rights and remedies available to Landlord as to a default by Tenant under this Lease), and/or to immediately terminate this Section (and any exercise by Tenant of the extension option set forth in this Section) as a result of such failure, and/or pursue any other remedies available to Landlord as to any events of default.

40.3The Base Rent, exclusive of any sales taxes, shall be a sum equal to the fair and reasonable market rental value of the Premises for the Renewal Term (including any escalations thereof), taking into account the rentals at which extensions or renewals of leases are being concluded for reasonably comparable space in the Building or Project and in comparable buildings in the relevant office submarket in Orlando, Florida and taking into consideration all relevant factors; provided that, in no event shall the Base Rent rate for the Renewal Term be less than the Base Rent rate for the month immediately preceding the commencement date of the Renewal Term. Within 15 days after receipt of a Renewal Notice, Landlord shall advise Tenant of the Base Rent for the Renewal Term. Tenant, within 15 business days after the date that Landlord advises Tenant, in writing, of the Base Rent for the Renewal Term, shall either (i) give Landlord final binding notice (“Binding Notice”) of Tenant’s exercise of its option, or (ii) if Tenant disagrees with Landlord’s determination of the fair market rental value, provide Landlord with notice of rejection (the “Rejection Notice”). If Tenant fails to provide Landlord with either a Binding Notice or Rejection Notice within the 15-business day period, Tenant shall be deemed to have delivered a Binding Notice to Landlord. If Tenant provides (or is deemed to have provided) Landlord with a Binding Notice, Landlord and Tenant shall enter into an amendment to the Lease extending the Term in accordance with the terms and conditions of this Section. If Tenant provides Landlord with a Rejection Notice, Landlord and Tenant shall negotiate to agree on the fair market rental value for the Premises for the Renewal Term. On agreement, Landlord and Tenant shall enter into an amendment to the Lease extending the Term in accordance with the terms and conditions of this Section. If Landlord and Tenant cannot agree on the fair market rental value within 10 business days after receipt of the Rejection Notice, Tenant’s election to extend the Term shall be deemed withdrawn and Tenant’s Renewal Option shall be null and void and of no further force and effect.

41.CONFERENCE ROOM. Provided that there is not a then-existing default under this Lease and Landlord reasonably determines that the Common Area conference room of the Building is available for use by Tenant, upon written request by Tenant delivered to Landlord at least forty-eight (48) hours in advance, Landlord shall make the conference room available for use by Tenant. Tenant acknowledges and agrees that the Common Area conference room is available to all tenants of the Project on a first-come, first served basis. Tenant shall keep the conference room in a neat and clean condition and return the conference center to Landlord in the same condition as such conference center was delivered to Tenant. Tenant shall, at all times, comply with Landlord’s rules and regulations for use of the conference center.

[SIGNATURES ON NEXT PAGE]

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IN WITNESS WHEREOF, this Lease has been executed on behalf of Landlord and Tenant as of the Date of this Lease.

WITNESSES:	LANDLORD:

EIP UP, LLC, a Delaware limited liability company

By:

	Name:	Josh Procacci

	Title:	Authorized Person

	Date Executed:	July 28, 2021

TENANT:

PASSUR AEROSPACE, INC., a New York
corporation

By:

	Name:	Sean Doherty

	Title:	Executive VP Finance and Administration

	Date Executed:	July 27, 2021

Tenant’s Taxpayer Identification Number: 11-2208938

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EXHIBIT “A”

FLOOR PLAN

The below plan is diagrammatic only and intended to show the general location of the Premises, and is not a representation by Landlord as to any other improvements or tenants shown any of which may change from time to time.

A-1

EXHIBIT “B”

RULES AND REGULATIONS

1.The sidewalks and public portions of the Building, such as entrances, passages, courts, parking areas, elevators, vestibules, stairways, corridors, or halls shall not be obstructed or encumbered by the Tenant Parties or Tenant’s invitees nor shall they be used for any purpose other than ingress and egress to and from the Premises.

2.No awnings or other projections shall be attached to the outside walls of the Building. No curtains, blinds, shades, louvered openings, or screens or anything else which may be visible from outside the Building shall be attached to or hung in, or used in connection with, any window or door of the Premises, without the prior written consent of Landlord. No aerial or antenna shall be erected on the roof or exterior walls of the Premises or on the Building.

3.No sign, advertisement, notice, or other lettering shall be exhibited, inscribed, painted, or affixed by Tenant on any part of the outside of the Premises or Building or on corridor walls or doors or mounted on the inside of any windows or within the interior of the Premises, if visible from the exterior of the Premises. Signs on any entrance door or doors shall conform to Building standards and shall, at Tenant’s expense, be inscribed, painted, or affixed for Tenant by sign makers approved by Landlord.

4.The sashes, sash doors, skylights, windows, heating, ventilating, and air conditioning vents and doors that reflect or admit light and air into the halls, passageways, or other public places in the Building shall not be covered or obstructed by the Tenant Parties. No bottles, parcels, or other articles shall be placed outside of the Premises.

5.No show cases or other articles shall be put in front of or affixed to any part of the exterior of the Building, nor placed in the public halls, corridors, or vestibules.

6.The water and wash closets and other plumbing fixtures shall not be used for any purpose other than those for which they were constructed, and no sweepings, rubbish, rags, or other substances shall be thrown in them. All damages resulting from any misuse of fixtures shall be borne by the Tenant who, or whose employees, agents, or invitees, shall have caused the damages***IF medical use***.

7.No animals of any kind (except dogs recognized as service animals under applicable law that are individually trained to do work or perform tasks for people with disabilities) shall be brought on the Premises or Building.

8.The Premises shall not be used for cooking, except that use by Tenant of Underwriters’ Laboratory-approved equipment for brewing coffee, tea, hot chocolate, and similar beverages and a microwave oven for food warming shall be permitted, provided that such equipment and use is in accordance with all applicable governmental requirements. Except for standard residential type refrigerator and microwave oven, no refrigeration or heating equipment may be placed inside the Premises without the prior written consent of Landlord in each instance. Tenant shall not cause or permit any unusual or objectionable odors to be produced on or permeate from the Premises.

9.No office space in the Building shall be used for the distribution or for the storage of merchandise or for the sale at auction or otherwise of merchandise, goods, or property of any kind.

10.Tenant shall not make or permit to be made any unseemly or disturbing noises, radio frequency or electromagnetic or radio interference, or vibrations, or disturb, harass, or interfere with occupants of the Project or neighboring premises or those having business with them, or Landlord’s agents or employees, or interfere with equipment of Landlord or occupants of the Project, whether by the use of any musical instrument, radio, television, machines or equipment, unmusical noise, or in any other way, including use of any wireless device or equipment. Tenant shall not throw anything out of the doors or windows or down the corridors, stairwells, or elevator shafts of the Building.

11.The Tenant Parties and their invitees shall not at any time bring or keep on the Premises any firearms, inflammable, combustible, or explosive substance or any chemical substance, other than reasonable amounts of cleaning fluids and solvents required in the normal operation of Tenant’s business, all of which shall only be used in strict compliance with all applicable laws.

12.Landlord shall, at Tenant’s expense, have a valid pass key to all spaces within the Premises at all times during the Lease Term. No additional locks or bolts of any kind shall be placed on any of the doors or windows by Tenant, nor shall any changes be made in existing locks or the mechanism of the locks, without the prior written consent of the Landlord and unless and until a duplicate key is delivered to Landlord. Tenant must, on the termination of its tenancy, restore to the Landlord all keys to stores, offices, and toilet rooms, either furnished to or otherwise procured by Tenant, and in the event of the loss of any keys so furnished, Tenant shall pay Landlord for the replacement cost of them.

13.All deliveries, removals, or the carrying in or out of any safes, freights, furniture, or bulky matter of any description may be accomplished only with the prior approval of Landlord and then only in approved areas, through the approved loading/service area doors, using the freight elevator only, during approved hours, and otherwise in accordance with Landlord’s requirements. Tenant shall assume all liability and risk concerning these movements. All hand trucks must be equipped with rubber tires and side guards. Landlord may restrict the location where heavy or bulky matters may be placed inside the Premises. Landlord reserves the right to inspect all freight to be brought into the Building and to exclude all freight that can or may violate any of these Rules and Regulations or other provisions of this Lease.

14.Tenant shall not, unless otherwise approved by Landlord in its sole and absolute discretion, occupy or permit any portion of the Premises demised to it to be occupied as, by, or for a public stenographer or typist, barber shop, bootblacking, beauty shop or manicuring, beauty parlor, telephone agency, telephone or secretarial service, messenger service, travel or tourist agency, a personnel or employment agency, restaurant or bar, commercial document reproduction or offset printing service, ATM or similar machines, retail, wholesale, or discount shop for sale of merchandise or food, retail service shop, labor union, school, classroom, or training facility, an entertainment, sports, or recreation facility, dance or music studio, an office or facility of a foreign consulate or any other form of governmental or quasi-governmental bureau, department, or agency, including an autonomous governmental corporation, a place of public assembly (including a meeting center, theater, or public forum), a facility for the provision of social welfare or clinical health services***IF medical use*** a telemarketing facility, a customer service call center, a firm the principal business of which is real estate brokerage, a company engaged in the business of renting office or desk space (including the operation of an executive office suites business or flexible or shared workplace center), a public finance (personal loan) business, or manufacturing, or any other use that would, in Landlord’s reasonable opinion, impair the reputation or quality of the Project, overburden any of the Building systems, Common Areas, or Parking Areas (including any use that would create a population density in the Premises which is in excess of the density which is standard for the Building), impair Landlord’s efforts to lease space or otherwise interfere with the operation of the Project, unless Tenant’s Lease expressly grants permission to do so. Tenant shall not operate or permit to be operated on the Premises any coin or token operated vending machine or similar device (including telephones, lockers, toilets, scales, amusement devices, and machines for sale of beverages, foods, candy, cigarettes, or other goods), except for those vending machines or similar devices that are for the sole and exclusive use of Tenant’s employees, and then only if operation of the machines or devices does not violate the lease of any other tenant of the Project.

15.Tenant shall not create or use any advertising mentioning or exhibiting any likeness of the Project without the prior written consent of Landlord. Landlord shall have the right to prohibit any advertising that, in Landlord’s reasonable opinion, tends to impair the reputation of the Project or its desirability as a building for offices, and on notice from Landlord, Tenant shall discontinue the advertising.

16.Landlord reserves the right to exclude from the Building all persons who do not present a pass to the Building on a form or card approved by Landlord or other identification documentation required by Landlord. Tenant shall be responsible for all its Parties who have been issued a pass at the request of Tenant and shall be liable to Landlord for all acts of those persons.

17.The Premises shall not be used for lodging or sleeping, or for any immoral, disreputable, or illegal purposes, or for any purpose that may be dangerous to life, limb, or property.

18.Any maintenance requirements of Tenant will be attended to by Landlord only on application at the Landlord’s management office for the Building. Landlord’s employees shall not perform any work or do anything outside of their regular duties, unless under specific instructions from the office of Landlord.

19.Canvassing, soliciting, and peddling within the Project is prohibited and Tenant shall cooperate to prevent such activities.

20.In order to obtain maximum effectiveness of the cooling system, Tenant shall lower and/or close Venetian or vertical blinds, shades or drapes when the sun’s rays fall directly on the exterior windows of the Premises.

21.If, in Landlord’s reasonable opinion, the replacement of ceiling tiles becomes necessary after they have been removed on behalf of Tenant by telecommunications company installers or others (in both the Premises and the public corridors), the cost of replacements shall be charged to Tenant on a per-tile basis.

22.All paneling or other wood products not considered furniture that Tenant shall install in the Premises shall be of fire retardant materials. Before the installation of these materials, Tenant shall submit to Landlord a satisfactory (in the reasonable opinion of Landlord) certification of the materials’ fire retardant characteristics.

23.The Tenant Parties and their invitees shall not be permitted to occupy at any one time more than the number of parking spaces in the Parking Areas permitted in the Lease (including any parking spaces reserved exclusively for Tenant). Usage of parking spaces shall be in common with all other tenants of the Building and their employees, agents, contractors, and invitees. All parking space usage shall be subject to any reasonable rules and regulations for the safe and proper use of parking spaces that Landlord may prescribe. Tenant Parties and their invitees shall abide by all posted roadway signs in and about the Parking Areas. Landlord shall have the right to tow or otherwise remove vehicles of the Tenant Parties and their invitees that are improperly parked, blocking ingress or egress lanes, or violating parking rules, at the expense of Tenant or the owner of the vehicle, or both, and without liability to Landlord. Upon request by Landlord, Tenant shall furnish Landlord with the license numbers and descriptions of any vehicles of the Tenant Parties. Tenant acknowledges that reserved parking spaces, if any, shall only be reserved during the hours of 8:00 a.m. to 5:00 p.m., Monday through Friday, Legal Holidays excluded. Parking spaces may be used for the parking of passenger vehicles only and shall not be used for parking commercial vehicles or trucks (except sports utility vehicles, mini- vans, and pick-up trucks utilized as personal transportation), boats, personal watercraft, or trailers. No parking space may be used for the storage of equipment or other personal property. Vehicles shall be parked only in striped parking spaces, except for loading and unloading, which shall occur solely in zones marked for such purpose, and be so conducted as to not unreasonably interfere with traffic flow within the Project or with loading and unloading areas of other tenants. Employee and tenant vehicles shall not be parked in spaces marked for visitor parking or other specific use. All vehicles entering or parking in the parking areas shall do so at owner’s sole risk and

Landlord assumes no responsibility for any damage, destruction, vandalism or theft. Overnight parking in the Parking Areas is prohibited. Landlord, in Landlord’s sole and absolute discretion, may establish from time to time a parking decal or pass card system, security check- in, or other reasonable mechanism to restrict parking in the Parking Areas. Landlord reserves the right to charge Tenant an administrative fee of $50.00 per violation of the foregoing rules.

24.All trucks and delivery vans shall be parked in designated areas only and not parked in spaces reserved for cars. All delivery service doors are to remain closed except during the time that deliveries, garbage removal, or other approved uses are taking place. All loading and unloading of goods shall be done only at the times, in the areas, and through the entrances designated for loading purposes by Landlord.

25.Tenant shall be responsible for the removal and proper disposition of all crates, oversized trash, boxes, and items termed garbage from the Premises. The corridors and parking and delivery areas are to be kept clear of these items. Tenant shall provide convenient and adequate receptacles for the collection of standard items of trash and shall facilitate the removal of trash by Landlord. Tenant shall ensure that liquids are not disposed of in the receptacles.

26.Landlord shall not be responsible for lost or stolen personal property, equipment, or money occurring anywhere on the Project, regardless of how or when the loss occurs.

27.Tenant shall not conduct any business, loading or unloading, assembling, or any other work connected with Tenant’s business in any public areas.

28.Tenant shall give Landlord prompt notice of all accidents to or defects in air conditioning equipment, plumbing, and electric facilities, or any part or appurtenance of the Premises.

29.Tenant agrees and fully understands that the overall aesthetic appearance of the Project is of paramount importance; thus Landlord shall maintain complete aesthetic control over any and every portion of the Premises visible from outside the Premises including all fixtures, equipment, signs, exterior lighting, plumbing fixtures, shades, awnings, merchandise, displays, art work, wall coverings, or any other object used in Tenant’s business. Landlord’s control over the visual aesthetics shall be complete and arbitrary. Landlord will notify Tenant in writing of any aesthetic deficiencies and Tenant will have seven days to correct the deficiencies to Landlord’s satisfaction or Tenant shall be in default of this Lease and the Default article shall apply.

30.Tenant shall not install, operate, or maintain in the Premises or in any other area, any electrical equipment that does not bear the U/L (Underwriters Laboratories) seal of approval, or that would overload the electrical system or any part of the system beyond its capacity for proper, efficient, and safe operation as determined by Landlord, taking into consideration the overall electrical system and the present and future requirements therefor in the Building. Tenant shall not furnish any cooling or heating to the Premises, including the use of any electronic or gas heating devices.

31.Smoking is only permitted in such areas as Landlord may from time to time designate. Landlord shall have the right, but not the obligation, to designate an area or areas as “Designated Smoking Areas.” Landlord shall have the right to change such Designated Smoking Areas and to enact future rules and regulations concerning smoking in such Designated Smoking Areas, including the right in Landlord’s discretion, to prohibit smoking in the Designated Smoking Areas or the right to refuse to designate Designated Smoking Areas. Tenant agrees to comply in all respects with Landlord’s prohibition and regulation of smoking and to enforce compliance against its employees, agents, invitees and other persons under the control and supervision of Tenant. “Smoking” means inhaling, exhaling, burning, or carrying any lighted cigar, cigarette, pipe, or other smoking or nicotine delivery system or equipment or device in any manner or form, whether electronic or otherwise.

32.Tenant shall not allow the Premises to be occupied by more than five persons per 1,000 square feet of rentable area.

33.Tenant will take all steps necessary to prevent: inadequate ventilation, emission of chemical contaminants from indoor or outdoor sources, or both, or emission of biological contaminants. Tenant will not allow any unsafe levels of chemical or biological contaminants (including volatile organic compounds [“VOCs”]) in the Premises, and will take all steps necessary to prevent the release of contaminants from adhesives (for example, upholstery, wallpaper, carpet, machinery, supplies, and cleaning agents) and excess VOC levels.

34.Tenant shall comply with any recycling programs for the Building implemented by Landlord from time to time.

35.Tenant shall not obtain for use in the Premises ice, drinking water, towel, barbering, bootblacking, floor polishing, lighting maintenance, cleaning, or other similar services from any persons not authorized by Landlord in writing to furnish the services.

36.Tenant shall not place a load on any floor of the Premises exceeding the floor load per square foot area that such floor was designed to carry. Landlord reserves the right to prescribe the weight limitations and position of all heavy equipment and similar items, and to prescribe the reinforcing necessary, if any, that in the opinion of Landlord may be required under the circumstances, such reinforcing to be at Tenant’s expense.

37.All contractors performing work to the structure or systems of the Building must be approved by Landlord.

38.Tenant shall comply with all rules and regulations imposed by Landlord as to any messenger center Landlord may establish for the Building and as to the delivery of letters, packages, and other items to the Premises by messengers.

39.Landlord reserves the right to grant or deny access to the Building to any telecommunications service provider that is not currently serving the Building. Access to the Building by any telecommunications service provider (unless through Landlord’s current Building telecommunications provider’s lines) shall be governed by the terms of Landlord’s standard telecommunications license agreement and access fees, which must be executed and delivered to Landlord by such provider before it is allowed any access whatsoever to the Building.

40.No vinyl wall covering may be installed on any interior side of any wall which comprises an exterior wall of the Building, unless the wall covering was manufactured using a micro-venting procedure having no less than 140 needle/venting holes per square inch, and Tenant shall provide a letter from the wall covering manufacturer confirming such process.

41.Tenant may install a wireless data or communications system (or similar system) (“Wi-Fi Network”) for intranet, internet, or other communications purposes within the Premises. Such Wi-Fi Network shall not interfere with the use or operation of any other space within the Building, including the operations of any tenant, licensee, concessionaire, or other occupant of the Building. Landlord shall have the sole right to determine if Tenant’s Wi-Fi Network is causing interference. Should any interference occur, Tenant shall take all necessary steps as soon as commercially practicable and no later than three calendar days following such occurrence to correct the interference. If such interference continues after such three calendar day period, Tenant shall immediately cease operating the Wi-Fi Network until such interference is corrected or remedied to Landlord’s satisfaction. Tenant shall limit Wi- Fi Network use solely to Tenant’s employees within the Premises. Tenant shall indemnify, hold harmless, and defend Landlord (except for matters directly resulting from Landlord’s gross negligence or willful misconduct) against all claims, losses, or liabilities arising as a result of

Tenant’s use or construction of any Wi-Fi Network. Tenant acknowledges that Landlord has granted and/or may grant leases, licenses, or other rights to operate a WI-FI Network to other tenants and occupants of the Building and to telecommunication service providers.

42.All wiring, cabling, or conduit and/or cable bundles installed in the Premises or the Building by or at the request of Tenant shall: (a) be plenum rated and/or have a composition suited for its use in accordance with NFPA 70/National Electrical Code; (b) be “low combustible” cable or wiring, as applicable; (c) be labeled with Tenant’s name and the use to which such wiring or cabling, as applicable, is being put every 30 linear feet (and at the point of origination and destination as well) in order to identify such cabling or wiring as belonging to Tenant;, (d) be installed in accordance with, and comply with the requirements of, the EIA/TIA standards, the National Electric Code, and any other fire and safety codes applicable to the Building; and (e) be installed and routed in accordance with a routing plan, approved in writing by Landlord, prior to installation, showing “as built” or “as installed” configurations or cable pathways, outlet identification numbers, locations of all wall, ceiling, and floor penetrations, riser cable routing, and conduit routing if applicable. All vertical wiring shall be installed within conduits.

43.Landlord may, on request by any tenant, waive compliance by the tenant with any of the Rules and Regulations provided that (a) no waiver shall be effective unless in writing and signed by Landlord or Landlord’s authorized agent, (b) a waiver shall not relieve the tenant from the obligation to comply with the rule or regulation in the future unless expressly consented to by Landlord, and (c) no waiver granted to any tenant shall relieve any other tenant from the obligation of complying with the Rules and Regulations unless the other tenant has received a similar waiver in writing from Landlord.

44.Whenever these Rules and Regulations directly conflict with any of the rights or obligations of Tenant under this Lease, this Lease shall govern.

EXHIBIT “C”

WORK LETTER

Landlord Builds – Tenant's Cost (Allowance)

1.Definitions. The following terms shall have the following definitions: (a) "Plans" shall mean the construction plans and specifications for the improvements to the Premises; (b) "Tenant Improvements" shall mean all of the work described in the Plans (subject to the Changes paragraph below) and any extra work or changes performed under revisions to the Plans; (c) "Work Cost" shall mean the aggregate of (i) engineering and architectural fees for the Tenant Improvements, plus (ii) filing fees, permit costs, governmental testing, and requirements of applicable law and governmental authorities incurred for or necessitated by the Work, including costs of compliance with the ADA resulting from the work (including, but not limited to, tests required to comply with environmental and other laws), plus (iii) all costs of demolition of any existing improvements in the Premises, plus (iv) the actual cost of all labor, supplies, and materials furnished in connection with the Tenant Improvements, including all costs associated with extra work or change orders, plus (v) 5% of the total Work Cost, including extra work or change orders, representing Landlord's fee for overhead and supervision; and (d) “Building Standard” shall mean the type, brand, grade, or quality of materials Landlord designates from time to time to be the minimum quality to be used in the Building or, as the case may be, the exclusive type, brand, grade, or quality of material to be used in the Building.

2.Plans.

2.1Space Plan. Within 5 Business Days after Tenant's execution of this Lease, Tenant shall meet with Landlord's Architect or another design consultant selected by Landlord (the "Architect") to discuss the nature and extent of all improvements that Tenant proposes to install in the Premises and, at such meeting, provide the Architect with all necessary data and information needed by the Architect to prepare an initial Space Plan for the Tenant Improvements as required by this paragraph. Landlord shall thereafter deliver to Tenant a space plan prepared by the Architect depicting the Tenant Improvements to be installed in the Premises (the "Space Plan"). Tenant shall notify Landlord whether it approves of the Space Plan within three Business Days after Landlord's submission of it to Tenant. If Tenant disapproves of the Space Plan Tenant shall specify in reasonable detail the reasons for such disapproval, in which case Landlord shall revise the Space Plan in accordance with Tenant's objections and submit it to Tenant for its review and approval. Tenant shall notify Landlord in writing whether it approves of the resubmitted Space Plan within one Business Day after its receipt of the revised plan. This process shall be repeated until the Space Plan has been finally approved by Tenant and Landlord. If Tenant fails to notify Landlord that it disapproves of the Space Plan within three Business Days (or, in the case of a resubmitted Space Plan, within one Business Day) after the submission of the plan to Tenant, then Tenant shall be deemed to have approved the Space Plan in question.

2.2Final Plans. The Plans shall be prepared by the Landlord’s Architect. Landlord shall cause the Plans to be prepared based on the approved Space Plan and deliver them to Tenant for its review and approval (which approval shall not be unreasonably withheld, conditioned, or delayed). Tenant shall notify Landlord whether it approves of the Plans within three Business Days after Landlord's submission of them to Tenant. If Tenant disapproves of the Plans Tenant shall specify in reasonable detail the reasons for such disapproval, in which case Landlord shall revise the Plans in accordance with Tenant's objections and submit the revised Plans to Tenant for its review and approval. Tenant shall notify Landlord in writing whether it approves of the resubmitted Plans within one Business Day after its receipt of the revised Plans. This process shall be repeated until the Plans have been finally approved by Tenant and Landlord. If Tenant fails to notify Landlord that it disapproves of the Plans within three Business Days (or, in the case of resubmitted Plans, within one Business Day) after the submission of the Plans to Tenant, then Tenant shall be deemed to have approved the Plans in question.

3.Contractor. Landlord shall, in its sole discretion, select a general contractor to perform the Tenant Improvements.

4.Performance of Improvements. Landlord shall perform the Tenant Improvements in a good and workmanlike manner, using Building Standard materials. Other than as set forth in the preceding sentence, Landlord has made no representation or promise as to the condition of the Premises. Tenant has inspected the Premises and is fully familiar with the physical condition of the Premises, and shall accept the Premises in its then existing "as-is," "where-is" condition. Landlord shall not perform any work other than the Tenant Improvements and shall not perform any work as to any portions of the Premises not specifically addressed in the description of the Tenant Improvements. Tenant acknowledges and agrees that (i) the Tenant Improvements may not be substantially completed by the Commencement Date and (ii) the Commencement Date is not contingent upon the substantial completion of the Tenant Improvements. If the Tenant Improvements are not substantially completed by the Commencement Date, then Tenant further acknowledges and agrees that (i) Landlord may be constructing the Tenant Improvements simultaneously while Tenant is conducting business in the Premises and Tenant consents thereto, (ii) Landlord shall not be liable for any loss or damage to Tenant resulting therefrom, and (iii) Tenant shall not be entitled to any reduction or abatement of Rent and waives any claim for actual or constructive eviction due to Landlord’s performance of the Tenant Improvements.

5.Building Standard/Conflicts. All of the Tenant Improvements to be performed by Landlord shall incorporate Building Standard materials, provided that, Landlord shall have the right to make reasonable substitutions. No allowance or credit shall be granted for any unused materials or any portion of the Tenant Improvements which is waived by Tenant. In the case of any conflict between the Tenant Improvements described in this Exhibit and those shown in the Plans, the Plans shall control.

6.Changes. Tenant shall have the right to make changes in the Tenant Improvements by submitting to Landlord written requests for changes. Each such change must receive the prior written approval of Landlord, such approval not to be unreasonably withheld, conditioned, or delayed; however, (a) if the change would adversely affect (in the sole discretion of Landlord) the Building's structure or the Building's systems (including restrooms or mechanical rooms) or the exterior of the Premises or areas outside the Premises, including Common Areas, or (b) if Landlord determines that the change might materially delay the then anticipated substantial completion date, Landlord may withhold its consent to the change in its sole and absolute discretion. If the Work Cost of any changes, as estimated by the contractor and approved by Landlord, will exceed any remaining balance of the Tenant Improvement Allowance (after deducting the most current estimate of the Work Cost before the change in question), Tenant shall pay to Landlord the amount of the excess within five days of receipt of a notice from Landlord as to the amount. Such payments by Tenant shall not be considered Additional Rent.

7.Tenant Improvement Allowance. If and for as long as Tenant is not in default under this Lease beyond any applicable grace period, Tenant shall be entitled to a tenant improvement allowance in an amount equal to $10,758 ("Tenant Improvement Allowance" or "Allowance"). The Tenant Improvement Allowance shall be applied to the Work Cost. Tenant shall pay the entire amount of the Work Cost which is in excess of the Allowance. Landlord shall have no obligation to proceed with any Tenant Improvements until its receipt from Tenant of any such excess amounts. The Allowance may not be used toward any "soft costs" related to purchase or installation of Tenant's wiring of telephone, data and communications, fixtures, furniture or equipment, unless expressly provided herein. The payment of any such amounts by Tenant shall not be considered Additional Rent. Tenant shall not receive cash or any credit against Rent for any unused portion of the Allowance, if the Work Cost is less than the Allowance. Within ten days after receipt of the contractor's estimate of the anticipated Work Cost (subject to Value Engineering by Tenant), Tenant shall pay Landlord, in cash, the difference between the estimated Work Cost and the Tenant Improvement Allowance. Upon final completion of the Tenant Improvements, Landlord will provide a final accounting of the Work Cost and Tenant shall pay any amounts in excess of the Allowance then due not previously paid by Tenant within ten days after receipt of Landlord's invoice. Such payments by Tenant shall not be considered Additional Rent. Tenant's right to application of the Tenant Improvement Allowance shall expire 180 days after the Commencement Date. Any requests for reimbursement submitted to Landlord after such date shall not be paid from the Allowance and Tenant shall thereafter be solely responsible for the costs of the Tenant Improvements without reimbursement from Landlord. The rights granted to Tenant under this section to the Allowance are personal to the original named Tenant in this Lease and may not be assigned or exercised by or for the benefit of anyone (including, any subtenant) other than such Tenant. If after Tenant has been granted all or any portion of the Allowance, the Lease Term is terminated by virtue of a default by Tenant or Landlord resumes possession of the Premises as a result of Tenant's default, in addition to all other available damages and remedies, Landlord shall also be entitled to recover from Tenant the unamortized portion (calculated using an interest rate of 12% per annum compounded monthly) of the Tenant Improvement Allowance, which sum shall not be deemed rent. This obligation of Tenant to repay the unamortized balance of the Tenant Improvement Allowance to Landlord shall survive the expiration or sooner termination of the Lease Term. No Construction Management Fee shall be paid by Tenant to Landlord on any amount under $10,000.

8.Additional Space and Work Not Covered. This exhibit shall not apply to any additional space added to the original Premises at any time after the Date of this Lease, whether under any options under this Lease or otherwise, or to any portion of the original Premises or any additions to the original Premises in the event of a renewal or extension of the initial Lease Term, whether under any options under this Lease or otherwise, unless expressly so provided in this Lease or an amendment to this Lease. Tenant shall perform all work not shown on the Plans at its sole expense. Tenant acknowledges and agrees that Landlord shall have no obligation to perform any Tenant Improvements in the Premises except for the Tenant Improvements expressly set forth in this Exhibit and in the Plans.

9.Tenant's Agent. Tenant hereby designates Phil McCully ("Tenant's Agent") as having authority to approve plans and specifications, accept cost estimates and change orders, to authorize changes, additions or substitutions to the Tenant Improvements during construction, and otherwise make all decisions on Tenant’s behalf during construction concerning the Tenant Improvements.